UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ORTHOPEDIATRICS CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ORTHOPEDIATRICS CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2026

We are pleased to notify you that we will hold the 2026 annual meeting of our stockholders on June 4, 2026, at 11:30 a.m., Eastern Time, at The St. Louis Club, 7676 Forsyth Blvd., St. Louis, Missouri 63105 for the following purposes:
1.    To elect four directors, each to serve until the 2029 annual meeting of our stockholders;
2.    To approve, on an advisory basis, the compensation of our executive officers who are named in the compensation disclosures in the accompanying Proxy Statement;
3.    To approve an amendment to the 2024 Incentive Award Plan;
4. To approve, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
5.    To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

Our Board of Directors has established the close of business on April 6, 2026 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (in person or by legally-appointed proxy) if our stock records show that you owned our Common Shares at that time.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to all of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 24, 2026, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2026 annual meeting of stockholders and our 2025 annual report to stockholders. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of OrthoPediatrics Corp. We look forward to seeing you at the annual meeting.

ORTHOPEDIATRICS CORP.

Daniel J. Gerritzen Secretary
April 20, 2026
Warsaw, Indiana

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS OF
ORTHOPEDIATRICS CORP.
to be held June 4, 2026
INTRODUCTION
The Board of Directors of OrthoPediatrics Corp. is soliciting proxies from stockholders for its use at the 2026 annual meeting of stockholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on June 4, 2026, at 11:30 a.m., Eastern Time, at The St. Louis Club, 7676 Forsyth Blvd., St. Louis, Missouri 63105.
To improve readability, OrthoPediatrics Corp., which has prepared this proxy statement, will sometimes speak in this document in the first-person (using words such as “we” or “our” or “us”) and will address its stockholders using second-person words (such as “you” or “your”). We will also sometimes refer to OrthoPediatrics Corp., as “the Company.” References to the Board of Directors of the Company in this proxy statement will usually be shortened to “our Board.” References to our “Proxy Committee” will refer to David R. Bailey and Bryan W. Hughes, who are designated by the proxy cards that accompany this proxy statement as being the persons who are authorized to vote at the annual meeting those shares that are owned of record by stockholders that sign and return such proxy cards.
This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.
On or about April 24, 2026, we will commence sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our 2025 annual report to stockholders are available for viewing, printing and downloading at www.orthopediatrics.com under the Investors/Financial & Filings page. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2025 on the website of the Securities and Exchange Commission at www.sec.gov, or at www.orthopediatrics.com under the Investors/Financial & Filings page. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Important Notice Regarding the Availability of Proxy Materials or by sending a written request to: OrthoPediatrics Corp., 2850 Frontier Drive, Warsaw, Indiana 46582, Attention: Secretary.
INFORMATION ABOUT THE MEETING AND VOTING
Purposes of the Meeting
The purposes of the annual meeting are:
1.To elect four directors, each to serve until the 2029 annual meeting of our stockholders;

2.To approve, on an advisory basis, the compensation of our executive officers who are named in the compensation disclosures in this proxy statement;

3.To approve an amendment to the 2024 Incentive Award Plan;

4.To approve, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
5.To transact such other business as may properly come before the meeting.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 6, 2026 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our Common Shares at that time. As of this record date, 25,686,214 of our common shares were issued and outstanding, held by approximately 762 registered stockholders of record. Each issued and outstanding Common Share as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present in person at the meeting or represented by proxy.
Voting Shares By Proxy That You Hold In Your Name
You have two choices:
1VOTE BY INTERNET - http://www.investorvote.com/KIDS. Use the Internet to transmit your voting instructions up until 1:00 A.M. Eastern Time on June 4, 2026. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

2VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Proxy Services, c/o Computershare Investor Services, PO Box 43102, Providence, RI 02940-5068.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the annual meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposals 1 through 4. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposals 1 through 4 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares.
Your Voting Options on Each of the Proposals
You may vote “for” or “withhold” (meaning you choose to withhold from our Proxy Committee your authority to vote) with respect to the election of each nominee for director (Proposal 1 on the proxy card).
You may vote “for,” “against” or “abstain” with respect to:

•the nonbinding advisory proposal on the compensation of our named executive officers (Proposal 2 on the proxy card);

•the approval of the amendment to the 2024 Incentive Award Plan (Proposal 3 on the proxy card); and

•the nonbinding advisory proposal on the approval of the appointment of Deloitte & Touche LLP (Proposal 4 on the proxy card).

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the Proxy Committee in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations
Our Board recommends that you vote:
•FOR the election as directors of the four individuals named as its nominees in this proxy statement (Proposal 1 on the proxy card);

•FOR the approval, on an advisory basis, of the compensation of our executive officers who are named in the compensation disclosures in this proxy statement (Proposal 2 on the proxy card);

•FOR the approval of the amendment to the 2024 Incentive Award Plan (Proposal 3 on the proxy card); and

•FOR the approval, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 (Proposal 4 on the proxy card).

If any other matter is properly brought before the annual meeting, the Company – through the individuals named in the proxy and acting as our “Proxy Committee,” or their designees, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the Proxy Committee.
Required Votes to Approve Each Proposal
Four positions on our Board are scheduled to be filled by vote of the stockholders at the annual meeting. As a stockholder, you are entitled to cast one vote per share for each of up to four nominees for election as directors at the annual meeting, but you may not cumulate your votes (in other words, you may not cast votes representing four times the number of your shares entitled to vote in favor of a single nominee). Directors are elected from among the nominees by a plurality of the votes that are cast among all nominees; this means the individuals whose names are validly placed into nomination at the meeting who receive the four highest number of votes cast “for” their election will be elected as directors of the Company. A properly returned proxy indicating “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. “Broker non-votes” will not be counted as votes cast on the proposal and will have no effect on the election of directors.
A majority of the votes cast at the meeting will approve: (i) the proposal to approve, on an advisory basis, the compensation of our named executive officers; (ii) the approval of the amendment to the 2024 Incentive Award Plan; (iii) the proposal to approve, on an advisory basis, the appointment of Deloitte & Touche LLP; and (iv) all other matters that arise at the annual meeting. Shares voted “for” the proposal and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the approval of the proposal. Abstentions and broker non-votes will not be treated as votes cast “for” or “against” the proposal but shall be included for purposes of determining whether a quorum is present.
Please note, however, that because the votes on the compensation of our named executive officers and the appointment of Deloitte & Touche LLP are each advisory in nature, the results of such votes will not be binding upon our Board or its committees.

Quorum
Delaware law provides that any stockholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Delaware law to be present for quorum purposes for the remainder of the meeting and (unless a new record date is or must be set for any such adjournment) any adjournment of that meeting.
A majority of the common shares entitled to vote at this meeting, present either in person or by proxy, will constitute a quorum for all purposes at the meeting. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.
Shares held of record by stockholders who (in person or by proxy) abstain from voting on any or all proposals (and shares represented by “broker non-votes,” described above under “Voting Shares That You Hold in Brokerage or Similar Accounts”) will be included in the number of shares present at the meeting for purposes of determining the presence of a quorum. However, abstentions and broker non-votes as to any proposal will not be considered to be votes that have been “cast” on that proposal and therefore will not affect the outcome of the vote on any proposals described by this proxy statement.
Voting on Possible Other Matters
We are not aware that any person intends to propose that any matter, other than the four numbered proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at our annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our certificate of incorporation or bylaws or applicable law require otherwise. If you vote by proxy, you will be granting our Proxy Committee authority to vote your shares on any such other matter in accordance with their discretion and judgment.
Revocation of Proxies or Voting Instructions
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the annual meeting by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If a stockholder of record has voted via the Internet, such stockholder may also change that vote with a timely and valid later Internet vote or by voting at the meeting by ballot. Attendance at the meeting will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the stockholder votes by ballot at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our annual meeting. Our Company will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of 11 directors who are divided into three classes. All of the current directors were members of our Board at the conclusion of the 2025 annual meeting of stockholders, with the exception of Kelly Fischer. Directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting. Pursuant to that certain Stockholders’ Agreement, dated October 16, 2017, between Squadron Capital LLC (“Squadron”) and the Company (the “Stockholders’ Agreement”), Squadron has caused the Company to nominate three appointed individuals to serve as directors. The persons nominated by Squadron are designated as “Squadron Directors” below. The current classification of our Board is:

Terms expiring at this annual meeting:     George S. M. Dyer, MD, Kelly Fischer, David R. Pelizzon (Squadron Director) and Harald Ruf (Squadron Director)

Terms expiring at the 2027 annual meeting:     David R. Bailey, Marie C. Infante (Squadron Director) and Jimmy D. McDonald

Terms expiring at the 2028 annual meeting:     Fred L. Hite, Bryan W. Hughes, Samuel D. Riccitelli and Mark C. Throdahl

Our Board, on the recommendation of its Corporate Governance Committee, has nominated Dr. Dyer, Ms. Fischer, Mr. Pelizzon and Mr. Ruf for election at this year’s annual meeting. If elected, each of these four nominees will serve on our Board until the 2029 annual meeting, or until his or her successor is duly elected and qualified in accordance with the Company’s bylaws. If any of these nominees should become unable to accept election, our Proxy Committee may vote for other person(s) selected by our Board. Our Board has no reason to believe that any of the nominees will be unable to accept election.

Below is certain information concerning our Board’s nominees for election at this year’s annual meeting, followed by information concerning those Board members who are not standing for election this year and whose term of office will continue after the annual meeting. The biographies of each of the nominees and continuing directors below contain information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and our Board to determine that the person should be elected (or should continue to serve even if not standing for election) as a director for the Company in 2026.
Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our Audit, Compensation and Corporate Governance Committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.
Elsewhere in this proxy statement you will find information concerning the numbers of our common shares that are beneficially owned by each of our directors (see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”) and information regarding the compensation of our directors (see “EXECUTIVE AND DIRECTOR COMPENSATION”). We urge you to review all of this information when deciding how to vote on Proposal 1.

Our Board recommends that you vote FOR all four of the nominees named below.

The following persons have been nominated for election to the Board:

Nominees for Election at this Annual Meeting (with Terms to Expire at the 2029 Annual Meeting)

George S. M. Dyer, MD, 58, has served as a director since April 2023. Dr. Dyer is currently an attending upper extremity surgeon on both the Hand and Upper Extremity Service and the Orthopedic Trauma Service at Brigham and Women’s and Children’s Hospital in Boston, Massachusetts. He first joined the staff at Brigham and Women's Hospital in 2008. Additionally, Dr. Dyer is an Associate Professor of Orthopedic Surgery at Harvard Medical School, a position he has held since 2017. He graduated from Harvard Medical School, the Harvard Combined Orthopedic Residency Program and the Upper Extremity Fellowship of the Brigham and Women’s Hospital and Children's Hospital. Dr. Dyer specializes in upper extremity adult trauma surgery, as well as complex post-traumatic reconstruction of the shoulder, elbow, wrist and hand concerning adults. In addition to his roles with Brigham and Women’s Hospital and Children’s Hospital and Harvard Medical School, Dr. Dyer serves in the United States Navy, Medical Corps (reserve). We believe Dr. Dyer's orthopedic surgery experience qualify him to serve on our board of directors.

Kelly Fischer, 51, has served as a director since August 2025. Ms. Fischer currently serves as the Senior Vice President and Chief Financial Officer of Cook Medical, a multibillion-dollar medical device company. Over her two-decade tenure at Cook Medical, Ms. Fischer has held progressively responsible roles in finance and operations. Prior to Cook Medical, Ms. Fischer was an Audit Manager at Ernst & Young and held various positions at Arthur Andersen. Ms. Fischer holds a bachelor's degree in accounting from the Kelley School of Business at Indiana University. We believe Ms. Fischer's medical device industry experience qualify her to serve on our Board of Directors.

David R. Pelizzon, 70, has served as a director since 2011. Mr. Pelizzon was nominated pursuant to the Stockholders’ Agreement with Squadron. Mr. Pelizzon is the President of Squadron and a member of its Managing Committee, positions he has held since 2008. Since June 2020, Mr. Pelizzon has also served as a director of Alphatec Holdings, Inc. (Nasdaq: ATEC), a medical technology company focused on the design, development, and advancement of technology for the surgical treatment of spinal disorders. Prior to joining Squadron, Mr. Pelizzon was the Managing Director of Precision Edge Surgical Products Company from 2005 to 2008. Mr. Pelizzon is a retired U.S. Army officer who served nearly 30 years on active duty in airborne and special operations units. Mr. Pelizzon is a graduate of the U.S. Military Academy and earned advanced degrees from Harvard University and the U.S. Naval War College. We believe Mr. Pelizzon’s leadership and management experience qualify him to serve on our board of directors.

Harald Ruf, 72, has served as a director since April 2017. Mr. Ruf was nominated pursuant to the Stockholders’ Agreement with Squadron. Mr. Ruf has worked for Squadron since 2014, first as Chief Financial Officer and currently as Chief Operating Officer. Mr. Ruf served on the board of directors of Chromogenex Limited, based in the United Kingdom, from 2014 to 2016. From 2010 to 2016, Mr. Ruf served as a Managing Partner of Teuscher Ruf & Walpole, LLC, an accounting firm providing tax, audit and consulting services. He is also the Chairman of Ruf Enterprises, LLC, a holding company that he co-founded 1993. During his career, he has co-founded a number of successful companies across several industries. Mr. Ruf is a graduate of Brigham Young University, where he earned a Bachelor of Science in Accounting, and he is an Emeritus Licensed Certified Public Accountant in Utah and an Inactive Licensed Certified Public Accountant in California. Mr. Ruf has served as an officer and board member for local and national companies and associations and has been recognized nationally for such service. We believe Mr. Ruf’s 35+ years of executive level experience in several industries, including medical device manufacturing, qualifies him to serve on our board of directors.

The following persons will continue as directors:

Continuing Directors of the Class with Terms Expiring at the 2027 Annual Meeting

David R. Bailey, 47, was appointed to serve as the Company’s President and Chief Executive Officer effective June 1, 2021, and as a director effective November 3, 2021. He joined OrthoPediatrics in 2007 and has spent most of his career helping build the company from its early start-up days, to a publicly traded company. During his tenure, Mr. Bailey has held multiple leadership positions of increasing responsibility, including Domestic and International Sales, Operations and oversight of the Trauma & Deformity Correction and Scoliosis business units. As an early employee in the Company’s life cycle, Mr. Bailey was instrumental in setting the strategic agenda for the Company, raising start-up capital, championing new product development, and establishing a global distribution network. Prior to joining the Company, Mr. Bailey worked as a sales representative and independent distributor for Smith & Nephew Orthopaedics. He attended Purdue University in Lafayette and holds a Bachelor of Science in Sales and Sales Management. He has continued his education at the Harvard Business School, where in 2020, he completed the Professional Leadership Development program. We believe Mr. Bailey's extensive knowledge of the Company and all facets of its business and his experience in the medical device industry qualify him to serve on our board of directors.

Marie C. Infante, 76, has served as a director since 2014. Ms. Infante was nominated pursuant to the Stockholders’ Agreement with Squadron. Her prior experience as a director includes educational, non-profit, and professional organizations. Ms. Infante has more than 25 years of experience as a healthcare lawyer and a certified compliance professional. Since 2013, she has been an active consultant and senior advisor in the healthcare industry. Recent affiliations have included Avalon Healthcare Services, Zimmet Healthcare Services Group, Triple Tree Capital Partners and BDO Center for Healthcare Excellence and Innovation. From 2006 to 2013, she served as the Senior Vice President, Chief Compliance Officer and General Counsel for Healthcare Law for a $3 billion leader in post-acute healthcare services whose 42,000 employees cared for over 60,000 patients annually. Her industry expertise also stems from 15 years as a clinical specialist in orthopedic nursing. Ms. Infante is a graduate of the University of Maryland, where she earned a Bachelor of Science in Nursing and a Master of Science. She also holds an MBA from Loyola University and a JD from the Catholic University of America. We believe Ms. Infante’s clinical orthopedic experience and knowledge as a healthcare lawyer and compliance expert qualify her to serve on our board of directors.

Jimmy D. McDonald, 65, was appointed to the OrthoPediatrics Board in October 2022. Mr. McDonald retired from TE Connectivity ("TE"), a global industrial technology leader for connectivity and sensor solutions, in December 2022, at which time he served as Vice President and Chief Supply Chain Officer. He served as a member of its Operating Committee, which oversees and guides the overall operation of the organization. He continues his work with TE by currently serving as a member of its Operating Committee, which oversees and guides the overall operation of the organization. Prior to joining TE in 2013, Mr. McDonald worked for Honeywell Aerospace serving as Vice President of Strategic Sourcing. Prior to that, he spent 24 years with General Motors in diverse roles with increasing responsibilities within global operations. Mr. McDonald is also a founding member and Co-Executive sponsor of the TE African Heritage Employee Resource Group and a board member of the TE Foundation. Mr. McDonald graduated from Oakland University in Rochester, Michigan, where he received a Bachelor of Science degree in Business Administration. He also completed the Executive Development Program at the Kellogg School of Business at Northwestern University. We believe Mr. McDonald's experience in global business operations qualify him to serve on our board of directors.

Continuing Directors of the Class with Terms Expiring at the 2028 Annual Meeting

Fred L. Hite, 58, has served as our Chief Financial Officer since February 2015, as our Chief Operating Officer since June 2020, and as a director since August 2015. Prior to joining our company, from 2004 through 2014, Mr. Hite served as the Chief Financial Officer and Investor Relations Officer of Symmetry Medical Inc., ("Symmetry"), a company previously listed on the New York Stock Exchange. Prior to joining Symmetry, Mr. Hite spent 13 years with General Electric Corporation in a variety of financial positions and areas including commercial, manufacturing, sourcing and services. Mr. Hite earned a Bachelor of Science in Finance from the Indiana University Kelley School of Business. We believe Mr. Hite’s financial acumen and public company management experience qualify him to serve on our board of directors.

Bryan W. Hughes, 48, has served as a director since 2012. Mr. Hughes is the Managing Director and Group Head of Medical Technology Investment Banking at P&M Corporate Finance, LLC, an investment bank providing merger and acquisition services to companies throughout North America and Europe, a position he has held since 2008. Mr.

Hughes earned a B.B.A. with an emphasis in Finance and Accounting from the Stephen M. Ross School of Business at the University of Michigan. Mr. Hughes is a licensed securities representative, holding Series 7 and 63 registrations. We believe Mr. Hughes’s experience advising private and public medical technology companies in strategic, financial and transaction related matters qualifies him to serve on our board of directors.

Samuel D. Riccitelli, 67, has served as a director since December 2017. Mr. Riccitelli served as a board director for Biocept, Inc. (Nasdaq: BIOC), a cancer diagnostics company, from October 2020, Chairman of the Board from July 2021, and interim President and Chief Executive Officer from February 2022 to June 2023. From 2019 to 2020 he served as Chief Executive Officer of Pathnostics, a privately-owned infectious disease diagnostics company. From 2017 to 2019, Mr. Riccitelli served as Chairman of the Board of Directors of Precipio, Inc. (Nasdaq: PRPO). From 2012 to 2017, Mr. Riccitelli served as President and Chief Executive Officer and a director of Signal Genetics, Inc., a publicly traded molecular diagnostic company that was ultimately sold to Miragen Therapeutics, Inc. Mr. Riccitelli was also previously the Executive Vice President and Chief Operating Officer of Genoptix, Inc., a publicly traded diagnostic company that was sold to Novartis in 2011. We believe Mr. Riccitelli’s extensive experience with healthcare companies, particularly emerging companies, qualifies him to serve on our board of directors.

Mark C. Throdahl, 75, was appointed Chairman of the Board of Directors in 2024. Prior to his transition to Chairman of the Board, Mr. Throdahl previously served as our Executive Chairmen from June 2021 until 2024 and Chief Executive Officer from January 2011 until June 2021 and has served as a director since 2009. Prior to joining our company, Mr. Throdahl served from 2008 to 2009 as a Group President of Zimmer Holdings, Inc., a worldwide leader in orthopedic implants. Mr. Throdahl previously served from 2001 to 2007 as the Chief Executive Officer and director of Consort Medical plc in London, United Kingdom. During a 13 year career at Becton Dickinson & Co., he served as Senior Vice President of the Drug Delivery sector and President of Nippon Becton Dickinson in Tokyo. Mr. Throdahl began his career at Mallinckrodt, Inc. Mr. Throdahl is a graduate of Princeton University and earned an MBA from Harvard Business School. We believe Mr. Throdahl’s leadership of both large organizations and growing businesses qualifies him to serve on our board of directors.
Oversight of Social Impact Matters
OrthoPediatrics was founded on the cause of impacting the lives of children with orthopedic conditions. Since inception we have impacted the lives of over 1,291,000 children when including those served by our acquired companies. We believe we should continue to expand our social impact, create an inclusive culture, and ensure good corporate governance practices.
We encourage you to review our Social Impact page under the "About" section of our corporate website for more detailed information regarding our social impact efforts and current initiatives. On our website, among other information, are the following highlights:
•The Company and its associates regularly participate in philanthropic causes important to our local communities. We also partner with charitable organizations that provide pediatric orthopedic care around the world. In 2020 we were named as "Corporate Partner of the Year" by the World Pediatric Project - with whom we continue to work to provide access to medical care for children in developing countries.

•We are committed to fostering an environment that is respectful, compassionate, and inclusive of everyone in our community, which is communicated in our diversity and inclusion policy. For nine years, we have been recognized by the Indiana Chamber of Commerce - Best Places to Work in Indiana.

We believe effectively managing our priorities, as well as increasing our transparency related to social impact programs, will help create long-term value for our stakeholders.

Nothing on our website shall be deemed part of or incorporated by reference into this Definitive Proxy Statement on Schedule 14A.

Board Leadership Structure
Our Board is currently led by its Chairman of the Board, Mr. Throdahl. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. We believe this separation of responsibilities provides a balanced approach to managing the Board and overseeing the Company. Additionally, the Board appointed Mr. Riccitelli to serve as Lead Independent Director. In light of the Chairman of the Board's extensive history with and knowledge of the Company, and because of the role of the Lead Independent Director in the Board's leadership and in reinforcing its independence, the Board believes that it is advantageous for the Company to have Mr. Throdahl serve as Chairman of the Board. During the 2024 year, Mr. Throdahl's title changed from Executive Chairman to Chairman of the Board.
The Lead Independent Director is empowered to, among other duties and responsibilities, assist the Board of Directors in assuring effective corporate governance and to serve as chairperson of meetings of the independent directors that are held without the presence of any directors who may at that time be deemed not to be independent. As a result, while the Company's Corporate Governance Guidelines do not require a Lead Independent Director, the Board believes that, at this time, the Lead Independent Director can help ensure the effective independent functioning of the Board in its oversight responsibilities.
While our Board has concluded that the current leadership structure is appropriate at this time, it will continue to periodically review its leadership structure and will make such changes in the future as it deems appropriate.
Director Independence
Our Board of Directors currently consists of 11 members. Our Board has determined that Dr. Dyer, Ms. Fischer, Mr. Hughes, Ms. Infante, Mr. McDonald, Mr. Riccitelli, Mr. Ruf, and Mr. Pelizzon are independent directors in accordance with the listing requirements of the Nasdaq Global Market ("Nasdaq"). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Role of Board in Risk Oversight Process
Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.
The Company’s management also keeps our Board informed of cybersecurity developments by providing periodic updates on preventive measures being taken to avoid attacks, as discussed in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. As the Company reviews and updates it cybersecurity plans and policies over time, it will continue to take the steps necessary to ensure effective Board oversight of this area and will provide disclosures relating to such oversight that are consistent with the SEC’s regulations and guidance.

Committees and Attendance

Our Board held seven meetings during 2025. During that time, with the exception of Dr. Dyer and Ms. Fischer, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he or she was a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (held during the period that such director served).

Our Board has established three standing committees – Audit, Compensation, and Corporate Governance – each of which operates under a charter that has been approved by our Board.

Audit Committee
Our Audit Committee comprises Ms. Fischer, Mr. Hughes, Mr. Riccitelli. The committee met four times during 2025. Mr. Hughes serves as the chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Hughes is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has determined that each of Ms. Fischer, Mr. Hughes, Mr. Riccitelli is independent under the applicable rules and regulations of Nasdaq and meets the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.
The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things: appointing our independent registered public accounting firm; evaluating the qualifications, independence, and performance of our independent registered public accounting firm; approving the audit and non-audit services to be performed by our independent registered public accounting firm; reviewing the design, implementation, adequacy, and effectiveness of our internal accounting controls and our critical accounting policies; discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements; reviewing, overseeing, and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our Board any changes to such investment policy; reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations; preparing the report that the SEC requires in our annual proxy statement; reviewing and approving any related person transactions and reviewing and monitoring compliance with our code of business conduct and ethics; and reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter. The Audit Committee charter is available under the Investors/Corporate Governance page of our website, www.orthopediatrics.com.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee
Our Compensation Committee comprises Dr. Dyer, Ms. Fischer and Mr. McDonald. The committee met three times during 2025. Mr. McDonald serves as the chairperson of the committee. Our Board has determined that each of Dr. Dyer, Ms. Fischer and Mr. McDonald is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee operates under a written charter, which the Compensation Committee reviews and evaluates at least annually. The Compensation Committee charter is available under the Investors/Corporate Governance page of our website, www.orthopediatrics.com.
The Compensation Committee reviews and approves policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves the issuance of restricted stock and other awards under our equity incentive plan. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.
Corporate Governance Committee
Our Corporate Governance Committee comprises Dr. Dyer, Ms. Infante, and Mr. Riccitelli. The committee met one time during 2025. Ms. Infante serves as the chairperson of the committee. Our Board has determined that each of Dr. Dyer, Ms. Infante, and Mr. Riccitelli is independent under the applicable rules and regulations of Nasdaq. The Corporate Governance Committee operates under a written charter, which the Corporate Governance Committee reviews and evaluates at least annually. The Corporate Governance Committee charter is available under the Investors/Corporate Governance page of our website, www.orthopediatrics.com.
The Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the Board. In addition, the Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

Compensation Committee Interlocks and Insider Participation

No current member of our Compensation Committee has ever been one of our officers or employees. Terry Schlotterback, who served as Chairman of the Compensation Committee until his retirement in August 2025, was previously an officer of the Company. No member of our Compensation Committee had a relationship during 2025 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

Clawback Policy

In November 2023, the Compensation Committee adopted a Clawback Policy (the "Clawback Policy"). The Clawback Policy is designed to comply with Section 10D and Rule 10D-1 of the Exchange Act and applicable Nasdaq rules. A copy of the policy was attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

Insider Trading Policy and Hedging

We maintain an insider trading policy for securities transactions applicable to all officers, directors, and employees of the Company which prohibits engaging in short sales, transactions in puts, calls, or other derivative instruments, hedging transactions, and other short-term or speculative transactions with respect to our stock at any time. In addition, our insider trading policy prohibits our officers, directors, and employees from trading during quarterly and special blackout periods. A copy of the policy was attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

Code of Ethics and Business Conduct Policy
We have adopted a written code of ethics and business conduct policy that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Ethics and Business Conduct Policy is available under the Investors/Corporate Governance page of our website, www.orthopediatrics.com. In addition, we will post on our website all other disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code and policy.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines in order to assist in the exercise of the Board’s duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:
•the business and affairs of the Company will be managed by or under the direction of the Board, including through one or more of its committees;
•each director is expected to spend the time and effort necessary to properly discharge his or her responsibilities, including becoming and remaining well-informed about the Company’s business and operations and general business and economic trends affecting the Company;
•a majority of the members of our Board shall be independent directors;
•the independent directors meet at least twice a year in executive session;
•directors have full and free access to the Company’s management;
•the Board and each committee of the Board have the power to hire and consult with independent advisors; and
•new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.
Our corporate governance guidelines are available under the Investors/Corporate Governance page of our website, www.orthopediatrics.com.
Director Nomination Process
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Corporate Governance Committee expects every nominee to have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. We also value experience on other public company boards of directors and board committees.
The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our Corporate Governance Committee and our Board to conclude each such director should continue to serve as a director of our company. Our Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Our Corporate Governance Committee does not have a policy (formal or informal) with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the committee also takes into consideration the value of diversity (with respect to gender, ethnicity and other factors) of our Board members. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.
Stockholders have the right under our bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the Corporate Governance

Committee or our Board of Directors, by submitting to the Company (i) the name of each director nominee, together with appropriate biographical information and background materials, (ii) information with respect to the stockholder or group of stockholders making the nomination, including the number of shares of common stock owned by such stockholder or group of stockholders, and (iii) a representation as to whether such stockholder will be or is part of a group that will deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to elect the nominee, and by otherwise complying with the requirements of our bylaws. Such information should be submitted to: OrthoPediatrics Corp., 2850 Frontier Drive, Warsaw, Indiana 46582. Pursuant to an agreement with the Company, Squadron has the right to designate up to four nominees for election to the Company's Board of Directors, depending on the percentage of capital stock beneficially owned by Squadron. Currently, three members of the Company's Board are Squadron designees.
Communication with Directors and Director Attendance at Annual Meetings
    Any stockholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors, OrthoPediatrics Corp., 2850 Frontier Drive, Warsaw, Indiana 46582, Attention: Secretary. The Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or its committees or that the Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the chairman of the Audit Committee.
Our Board has adopted a resolution that declares that it is the policy of the Board that all members of the Board, regardless of whether they are standing for election at any such meeting, are strongly encouraged to attend each annual meeting of the stockholders of the Company that occurs during their tenure on our Board. With the exception of George Dyer, all of the directors who were members of the Board at the time of the 2025 annual meeting of stockholders attended the 2025 annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock by:
•    each person known by us to beneficially own more than 5% of our common stock;
•    each of our named executive officers;
•    each of our directors (including the director nominees); and
•    all of our directors and executive officers as a group,
based upon 25,686,214 shares of common stock outstanding as of April 6, 2026.
Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe each stockholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the stockholder.
Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of April 6, 2026 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each beneficial owner listed below is c/o OrthoPediatrics Corp., 2850 Frontier Drive, Warsaw, Indiana 46582.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholders:
Squadron Capital LLC(1)	6,901,764	26.9%
Brown Advisory Incorporated(2)	1,621,102	6.3%
Integrated Core Strategies (US) LLC(3)	1,382,496	5.4%

Named Executive Officers and Directors:
David R. Pelizzon(4)	6,934,712	27.0%
David R. Bailey(5)	298,020	1.2%
Fred L. Hite(6)	277,477	1.1%
Joseph W. Hauser(7)	194,767	*
Mark C. Throdahl(8)	190,378	*
Gregory A. Odle(9)	187,735	*
Daniel J. Gerritzen(10)	149,533	*
Harald Ruf(11)	30,048	*
Bryan W. Hughes(12)	21,227	*
Samuel D. Riccitelli(13)	20,423	*
Marie C. Infante(14)	19,766	*
Jimmy D. McDonald (15)	13,132	*
George S. M. Dyer, MD (16)	13,132	*
Kelly Fischer(17)	4,345	*
All executive officers and directors as a group (14 persons)(18)	8,354,695	32.5%
* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)Based in part on information contained in a Schedule 13D/A filing made by Squadron Capital LLC with the SEC on September 22, 2022. Squadron is the record owner of 6,901,764 shares of common stock. Squadron is a manager-managed limited liability company. Its voting and investment decisions are made by its managing committee, consisting of Jennifer N. Pritzker and David R. Pelizzon. In such capacity, each of Ms. Pritzker and Mr. Pelizzon may be deemed to beneficially own the shares of common stock held directly by Squadron. Mr. Pelizzon is a director of the Company and owns 22,048 shares of common stock and 10,900 restricted shares that Mr. Pelizzon has the ability to vote, but is restricted from transferring until their vesting date. In addition to the Squadron holdings, Ms. Pritzker owns 10,900 shares of common stock directly and 3,807 shares of common stock indirectly through other affiliated persons and foundations. Squadron is a subsidiary of and controlled by Squadron Capital Holdings LLC. In such capacity, Squadron Capital Holdings LLC may be deemed to beneficially own the shares of common stock held directly by Squadron. The voting and investment decisions of Squadron Capital Holdings LLC are made by its managing committee, consisting of Mary Parthe, David Pelizzon and Michelle Nakfoor. The members of the managing committee of Squadron Capital Holdings LLC disclaim beneficial ownership as a result of serving as members of the managing committee. The address of the principal business and principal office of each of Squadron and Mr. Pelizzon is 18 Hartford Rd., Granby, CT 06035. The address of the principal business and principal office of each of Squadron Capital Holdings LLC and Ms. Pritzker is 104 S. Michigan Ave., Chicago, IL 60603.
(2)According to a Schedule 13G/A filed with the SEC on February 9, 2024, Brown Advisory Incorporated, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), and its subsidiaries, Brown Investment Advisory & Trust Company, a bank as defined in Section 3(a)(6) of the Act (15 U.S.C. 78c), and Brown Advisory LLC, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), beneficially owned these shares as of December 31, 2023. Brown Advisory Incorporated reported that it (through its subsidiaries) has sole voting power with respect to 1,396,706 shares and sole dispositive power with respect to 1,621,102 shares. The address or principal office of Brown Advisory Incorporated is 901 South Bond Street, Suite #400, Baltimore, MD 21231.
(3)According to a Schedule 13G filed with the SEC on November 4, 2025, Integrated Core Strategies (US) LLC, beneficially owned these shares as of October 29, 2025. Integrated Core Strategies (US) LLC reported that it has shared voting power with respect to 1,382,496 shares and shared dispositive power with respect to 1,382,496 shares. Integrated Core Strategies (US) LLC's affiliates, Millenium Management LLC, Millennium Group Management, LLC, and Israel A. Englander, reported that they each have shared voting power with respect to 1,390,656 shares and shared dispositive power with respect to 1,390,656 shares. The address or principal office of Integrated Core Strategies (US) LLC and its affiliates is 399 Park Avenue, New York, NY 10022.
(4)Consists of 32,948 shares of common stock directly owned by Mr. Pelizzon and 6,901,764 shares of common stock owned by Squadron Capital LLC. Mr. Pelizzon is the President of Squadron and a member of its management committee. Mr. Pelizzon disclaims beneficial ownership of the shares and shares underlying options held by Squadron, except to the extent of his pecuniary interests therein. Also includes 10,900 restricted shares that Mr. Pelizzon has the ability to vote, but is restricted from transferring until their vesting date.
(5)Includes 187,891 restricted shares that Mr. Bailey has the ability to vote, but is restricted from transferring until their vesting date.
(6)Includes 197,765 restricted shares that Mr. Hite has the ability to vote, but is restricted from transferring until their vesting date.
(7)Includes 155,805 restricted shares that Mr. Hauser has the ability to vote, but is restricted from transferring until their vesting date.
(8)Includes 42,290 restricted shares that Mr. Throdahl has the ability to vote, but is restricted from transferring until their vesting date and 22,497 shares held in the Josephine Throdahl Living Trust which Mr. Throdahl is the trustee.

(9)Includes 121,054 restricted shares that Mr. Odle has the ability to vote, but is restricted from transferring until their vesting date.
(10)Includes 121,054 restricted shares that Mr. Gerritzen has the ability to vote, but is restricted from transferring until their vesting date.
(11)Includes 19,247 shares held by The Last Chance Legacy Trust which Mr. Ruf is the trustee and 10,900 restricted shares that Mr. Ruf has the ability to vote, but is restricted from transferring until their vesting date.
(12)Includes 10,900 restricted shares that Mr. Hughes has the ability to vote, but is restricted from transferring until their vesting date.
(13)Includes 10,900 restricted shares that Mr. Riccitelli has the ability to vote, but is restricted from transferring until their vesting date.
(14)Includes 10,900 restricted shares that Ms. Infante has the ability to vote, but is restricted from transferring until their vesting date.
(15)Includes 10,900 restricted shares that Mr. McDonald has the ability to vote, but is restricted from transferring until their vesting date.
(16)Includes 10,900 restricted shares that Dr. Dyer has the ability to vote, but is restricted from transferring until their vesting date.
(17)Includes 4,345 restricted shares that Ms. Fischer has the ability to vote, but is restricted from transferring until their vesting date.
(18)Includes shares of common stock issuable upon the exercise of outstanding stock options, as set forth in previous footnotes.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Jimmy D. McDonald (Chair)
George S.M. Dyer
Kelly Fischer

The Compensation Committee report shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under these Acts.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during 2025, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for 2025 and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2025, which consist of our principal executive officer, our principal financial officer, our principal commercial officers, and our principal legal officer for 2025 (collectively, the “named executive officers” or “NEOs”) are:

•David R. Bailey, President and Chief Executive Officer;
•Fred L. Hite, Chief Operating Officer and Chief Financial Officer;
•Gregory A. Odle, President of Scoliosis;
•Daniel J. Gerritzen, Executive Vice President (Legal), General Counsel, and Secretary; and
•Joseph W. Hauser, President of Trauma, Deformity, and OrthoPediatrics Specialty Bracing ("OPSB")

The names, ages, and positions of all of our “officers” as defined under 17 CFR 240.16a-1(f) and our “executive officers” under 17 CFR 229.401(b), and all persons chosen to become officers or executive officers, are listed below:
David R. Bailey, 47, President and Chief Executive Officer

See director biographies above for a description of Mr. Bailey’s prior business experience.

Fred L. Hite, 58, Chief Operating Officer and Chief Financial Officer

See director biographies above for a description of Mr. Hite’s prior business experience.

Gregory A. Odle, 56, President of Scoliosis

Mr. Odle joined our company in 2007 and has served as our President of Scoliosis since 2022. Prior to that he served as our Executive Vice President from 2011 to 2022. Mr. Odle also served as a member of our board of directors from 2007 to 2013. Prior to joining our company, Mr. Odle held various sales roles for Smith & Nephew plc, ultimately becoming the District Manager for Indiana and Kentucky. Mr. Odle earned a Bachelor of Science in Marketing from the Indiana University Kelley School of Business.

Daniel J. Gerritzen, 56, Executive Vice President (Legal), General Counsel, and Secretary

Mr. Gerritzen has served as our General Counsel since 2009, Secretary since 2013 and Executive Vice President since 2022. Prior to joining our company, Mr. Gerritzen was a partner with Bingham Greenebaum Doll LLP (now known as Dentons Bingham Greenebaum LLP), a law firm in Indianapolis, where he continues to serve as Of Counsel. Mr. Gerritzen spends substantially all of his time working for our company. Mr. Gerritzen earned a Bachelor of Science in Marketing and a JD from Indiana University.

Joseph W. Hauser, 44, President of Trauma, Deformity, and OPSB

Mr. Hauser joined our company in 2015 and has served as our President of Trauma, Deformity, and OPSB since 2024. Prior to that he served as our President of Trauma and Deformity Correction from 2022 to 2024 and Senior Vice President from 2021 to 2022. Prior to joining our company, Mr. Hauser held various leadership roles with DJO Global, Biomet (Trauma) and Zimmer (Trauma). Currently, he leads the

Trauma, Deformity and OPSB business at OrthoPediatrics. Mr. Hauser obtained a Bachelor’s degree in Kinesiology and Exercise Science (ATC) from John Carroll University. During his first few career opportunities, he pursued a Master’s Degree in Business Administration (MBA with Marketing focus) from Capital University.

Each of our executive officers is elected by our Board for a term of one year or until the election of their successors. There are no arrangements between any executive officer and any other person pursuant to which he was selected as an executive officer.

This Compensation Discussion and Analysis may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following this Proxy Statement may differ materially from currently planned programs as summarized in this Compensation Discussion and Analysis.

Executive Summary

Who We Are

We are the only global medical device company focused exclusively on providing a comprehensive trauma and deformity correction, scoliosis and sports medicine product offering to the pediatric orthopedic market in order to improve the lives of children with orthopedic conditions. We design, develop and commercialize innovative orthopedic implants, instruments and specialty braces as well as provide orthotics and prosthetics (O&P) clinic services to meet specific needs of pediatric surgeons and their patients, who we believe have been largely neglected by the orthopedic industry. We currently serve three of the largest categories in this market. We estimate that the portion of this market that we currently serve represents a $6.2 billion opportunity globally, including over $2.8 billion in the United States.

Historically, there have been a limited number of implants and instruments specifically designed for the unique needs of children. As a result, pediatric orthopedic surgeons often improvise with adult implants repurposed for use in children, resort to freehand techniques with adult instruments and use implants that can be difficult to remove after being temporarily implanted. These improvisations may lead to undue surgical trauma and morbidity.

We address this unmet market need and sell the broadest product offering specifically designed for children with orthopedic conditions. We currently market over 85 surgical and bracing systems that serve three of the largest categories within the pediatric orthopedic market: (i) trauma and deformity correction, (ii) scoliosis and (iii) sports medicine / other procedures. Our products have proprietary features designed to:

•protect a child’s growth plates;
•fit a wide range of pediatric anatomy;
•enable earlier surgical intervention;
•enable precise and reproducible surgical techniques;
•ease implant removal;
•provide correction with specialized bracing.

We believe our innovative products promote improved surgical accuracy or improved bracing solutions, increase consistency of patient outcomes and enhance surgeon confidence in achieving high standards of care. In the future, we expect to expand our product offering to address additional categories of the pediatric orthopedic market, such as active growing implants for early onset scoliosis, limb length discrepancies and other orthopedic trauma and deformity applications.

2025 Executive Compensation Highlights

Based on our overall operating environment and these results, the Compensation Committee of our Board of Directors (the “Compensation Committee”) took the following key actions with respect to the compensation of our NEOs for and during 2025:

•Base Salaries. Approved annual base salary increases, effective January 1, 2025, of 3% for each NEO, with the exception of Mr. Hauser who received an additional 3% merit increase. The NEOs elected not to accept the base salary increases, with the exception of Mr. Hauser who received a 3% merit increase effective April 1, 2025.
•Annual Cash Bonuses. Approved annual cash bonus awards which, in the aggregate, represented approximately 78.2% of their target annual cash bonus opportunities as calculated pursuant to the terms of the 2025 Bonus Plan.
•Long-Term Incentive Compensation. Granted long-term incentive compensation opportunities in the form of restricted stock awards with grant date fair values ranging in the aggregate from approximately $947,600 to approximately $1,548,000 for our NEOs other than our CEO, and restricted stock award for our CEO with an aggregate grant date fair value of approximately $2,382,800.

Relationship Between Pay and Performance

We design our executive compensation program to align the attraction, motivation and retention of our NEOs with the goal of promoting the interests of our stockholders. In an effort to achieve this balance and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our NEOs’ annual target total direct compensation opportunity is both “at-risk” and variable in nature.

We emphasize variable compensation that appropriately rewards our NEOs through the following two principal compensation elements:

•First, our NEOs participate in our annual cash bonus plan, which provides the opportunity for cash bonus awards if our NEOs produce short-term results aligned with long-term stockholder value, such as revenue and Adjusted EBITDA, that meet or exceed certain business and financial objectives set by the Compensation Committee.
•Second, we grant restricted stock awards, which in the aggregate comprise a majority of our NEOs annual target total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock and are intended to incentivize our executive officers to build sustainable long-term value for the benefit of our stockholders.
These variable pay elements ensure that, each year, a substantial portion of our NEOs target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance. We believe that these compensation elements provide balanced incentives for our executive officers to meet our business objectives and drive long-term growth.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2025:

What We Do:

•Maintain Independent Compensation Committee. The Compensation Committee is composed of independent directors who determine our compensation policies and practices.
•Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy annually, to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
•Periodic Use of Independent Compensation Advisor. The Compensation Committee periodically engages its own compensation consultant to assist with its compensation review.
•Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our executive officers and stockholders.
•Multi-Year Vesting Requirements. The annual equity awards granted to our NEOs are earned and/or vest over multi-year periods, consistent with current market practice and our retention and stockholder alignment objectives.
•Stock Ownership Guidelines. We maintain stock ownership guidelines for the non-employee members of our Board of Directors.
•Compensation Recovery (“Clawback”) Policy. We have adopted a compensation recovery (“clawback”) policy that complies with the requirements of Exchange Act Section 10D and Rule 10D-1 and applicable Nasdaq rules for our current and former executive officers (as defined in Rule 10D-1) for the recovery of any erroneously-awarded performance-based incentive compensation.

What We Don't Do:

•No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or arrangements or any supplemental executive retirement plans to our NEOs. Our NEOs are eligible to participate in our Section 401(k) defined contribution retirement savings plan and retirement benefit plan on the same basis as our other employees.
•Limited Perquisites. We provide minimal perquisites and other personal benefits to our NEOs.
•No Tax Payments on Perquisites. We do not provide our NEOs with any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.
•No Tax Payments on Change-in-Control Arrangements. We do not provide to our executive officers any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change-in-control of the Company.
•No Hedging or Pledging of our Equity Securities Without Pre-Clearance. We prohibit our employees, including our executive officers, and the non-employee members of our Board of Directors, from hedging or pledging our equity securities.
•No Stock Option Re-pricing. We do not reprice our stock option awards.

Stockholder Advisory Vote on Named Executive Officer Compensation

At the Annual Meeting of Stockholders to which this Proxy Statement relates, we will be conducting our annual non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) (Proposal 2 on the proxy card).

In an advisory vote held at the 2023 annual meeting of stockholders, our stockholders expressed their preference to hold a non-binding stockholder advisory vote on the compensation of our named executive officers every year. On November 2, 2023, the Board of Directors considered the outcome of this advisory vote and determined that future Say-on-Pay votes will be conducted every year. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2029 annual meeting of stockholders. The Company holds an advisory vote as to the frequency of Say-on-Pay votes every six years.

The Company holds a non-binding stockholder advisory vote on the compensation of our named executive officers every year. The Compensation Committee and the Board of Directors considered the results of our Say-on-Pay advisory vote at the 2025 annual meeting of stockholders, at which approximately 96% of votes cast were in favor of the fiscal year 2024 compensation of our named executive officers. Recognizing the stockholder support for current programs and policies, the Compensation Committee did not implement any significant changes to our executive compensation programs as a result of the 2025 stockholder advisory vote.

We value the opinions of our stockholders. Stockholder feedback, including through direct discussions and future Say-on-Pay votes, will be reported to our Board of Directors throughout the year. Our goal is to be responsive to our stockholders and ensure we understand and address their concerns and observations.

Executive Compensation Philosophy and Objectives

Historically, our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed critical to our success. The program seeks to align executive compensation with our short-term and long-term objectives, financial performance and stockholder priorities. Our compensation objectives are designed to support these goals by:

•Providing fair and competitive compensation packages that are designed to incentivize our executive officers to drive company performance;
•Focusing on variable compensation that rewards the achievement of short-term and long-term goals and emphasizing our commitment to pay-for-performance;
•Ensuring that compensation is meaningfully related to increasing stockholder value.
We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the Compensation Committee considers a variety of factors in formulating and proposing the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.

In keeping with our role as a publicly-held company, we maintain a commitment to strong corporate governance in connection with our named executive officer compensation arrangements where our Compensation Committee works with management to develop and maintain a compensation framework that is appropriate and competitive for a public company.

Compensation-Setting Process

Role of the Compensation Committee
The Compensation Committee discharges many of the responsibilities of our Board of Directors relating to the compensation of our named executive officers and sets the compensation for our CEO and our other NEOs. Similarly, the Compensation Committee develops and presents recommendations to our Board of Directors for approval with respect to the compensation of the non-employee members of our Board of Directors. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our named executive officers.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes recommendations that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our named executive officers when making decisions and recommendations with respect to their compensation.

The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted.

The Compensation Committee periodically engages a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making decisions concerning the compensation of our NEOs.

Setting Target Total Direct Compensation

The Compensation Committee conducts an annual review of the compensation arrangements of our NEOs typically during the third or fourth fiscal quarter of the year. As part of this review, the Compensation Committee evaluates the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our NEOs and all related performance criteria.

The Compensation Committee does not establish a specific target for formulating the compensation opportunities of our NEOs. In making decisions and developing recommendations about the compensation of our NEOs, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

•Our executive compensation program objectives.
•Our performance against the financial, operational and strategic objectives established by the Company.
•Each NEO’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and, in certain instances, selected broad-based compensation surveys.
•The scope of each NEO’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and, in certain instances, selected broad-based compensation surveys.
•The prior performance of each NEO, based on a subjective assessment of such executive officer’s contributions to our overall performance, ability to lead the executive officer’s business unit or function and work as part of a team.
•The potential of each NEO to contribute to our long-term financial, operational and strategic objectives.
•The retention risk (and related replacement cost) of each NEO.
•Our CEO’s compensation relative to that of our other named executive officers, and compensation parity among our executive officers.
•The compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each NEO’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data.
•The recommendations of our CEO with respect to the compensation of our NEOs (except with respect to his own compensation).
These factors provide the framework for making decisions and formulating and developing recommendations regarding the compensation opportunity for each NEO. No single factor is determinative in making these decisions and developing these recommendations, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not assign any predetermined weight to these factors, nor does it apply any formulas in making its compensation decisions or developing its compensation recommendations for our NEOs. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer and business judgment in formulating and making their recommendations.

The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation recommendations with respect to our executive officers. Instead, in making its decisions and formulating and developing its recommendations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our NEOs (except with respect to his own compensation), based on his evaluation of their performance for the prior year.

At the end of each year, our CEO reviews the performance of our NEOs based on each individual’s level of success in accomplishing the business objectives established for such executive officer for the year and his overall performance during that year, and then shares these evaluations with the Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and take into account our business objectives, which are reviewed with our Board of Directors.

The Compensation Committee reviews and discusses with our CEO his proposals and recommendations and considers them as one factor in making its compensation decisions with respect to the compensation of our CEO. Our CEO also attends meetings of our Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions and recommendations resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2022, the Compensation Committee engaged NFP Compensation Consulting (“NFP”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including compensation philosophy development and strategy, competitive market pay practices for our executive officers, including our named executive officers, and salary structure for each position.

The Compensation Committee has evaluated its relationship with NFP to ensure that it believes that such a firm is independent from management. This review process included a review of the services that NFP provided, the quality of those services and the fees associated with the services provided during 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and the applicable Nasdaq rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by NFP.

Competitive Positioning

The Compensation Committee uses data drawn from NFP’s proprietary database for life sciences companies to evaluate the competitive market when making its decisions and developing its recommendations for the annual total direct compensation packages for our executive officers, including base salary, target annual cash bonus opportunities and long-term incentive compensation opportunities.

Elements of Our Executive Compensation Program

Historically, and for 2025, our executive compensation program consisted of the following total direct compensation elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Annual Cash Bonuses	Provides short-term incentives based on annual performance and achievement of specified financial and strategic goals
Long-Term Incentive Compensation in the Form of Equity Awards	Provides long-term incentives to drive financial and operational performance and stockholder value creation
Retirement Benefits	Attract and retain key talent by providing vehicles to plan for the future
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Create clarity around termination or change of control events and provide for retention of executives
Health and Welfare Benefits	Attract and retain key talent by providing a competitive benefits package

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed element of our executive compensation program and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that he or she will perform such individual’s responsibilities to the best of his ability and in our best interests.

Generally, we establish the initial base salaries of our NEOs through arm’s-length negotiation at the time of hire, taking into account the individual’s position, qualifications, experience and prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our named executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes decisions as it determines to be reasonable and necessary to reflect the scope of an NEO’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.

In November 2023, the Compensation Committee reviewed the base salaries of our NEOs taking into consideration the 2022 competitive market analysis prepared by NFP and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee adjusted the base salaries of each of our NEOs to bring their base salaries to levels that were comparable to a minimum level of compensation at the 50th percentile per NFP’s data.

The 2025 base salaries of our incumbent NEOs were as follows. Mr. Hauser's base salary increase was effective April 1, 2025.

Named Executive Officer	2024 Annual Base Salary ($)	2025 Annual Base Salary ($)	Percentage Adjustment (%)
David R. Bailey	550,000	550,000	—%
Fred L. Hite	501,000	501,000	—%
Gregory A. Odle	368,000	368,000	—%
Daniel J. Gerritzen	368,000	368,000	—%
Joseph W. Hauser	400,000	413,000	3.0%

Annual Cash Bonuses

We consider short-term incentive compensation in the form of annual cash bonuses to be an important component of our total compensation program and to motivate our executive officers, including our named executive officers to achieve our annual business goals and achieve our retention objectives. In November 2024, the Compensation Committee approved the 2025 Corporate Bonus Plan to provide incentives for our NEOs to meet or exceed certain 2025 financial and corporate objectives set by the Company.

Target Annual Cash Bonus Opportunities

In November 2024, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual cash bonus opportunities of our NEOs and the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee set the target annual cash bonus opportunities, expressed as a percentage of his annual base salary, for our CEO and our other incumbent NEOs.

The target annual cash bonus opportunities for our incumbent named executive officers, were as follows:

Named Executive Officer	2025 Annual Base Salary ($)	Percentage of 2025 Annual Base Salary at Target Plan Goal (%)	Target Annual Cash Bonus Opportunity ($)
David R. Bailey	550,000	75.0%	412,500
Fred L. Hite	501,000	75.0%	375,750
Gregory A. Odle	368,000	50.0%	184,000
Daniel J. Gerritzen	368,000	50.0%	184,000
Joseph W. Hauser	413,000	75.0%	306,498

Corporate Performance Measures

In November 2024, the Compensation Committee established performance measures to determine payouts for purposes of the 2025 Corporate Bonus Plan. The payout, if any, was to be based upon the achievement of threshold and target Sales Performance (revenue) (payout threshold was 80% of Sales Performance quarterly budget and 40% of the bonus) and Adjusted EBITDA goals (payout threshold was 80% of Adjusted EBITDA quarterly budget and 25% of the bonus), along with 2025 Individual Performance (10% of the bonus) and Corporate Objectives (25% of the bonus). Overachievement of Sales Performance and Adjusted EBITDA was permitted (multiplier at 100+% for Sales Performance and for Adjusted EBITDA any overachievement will be annualized and put in a pool for discretionary bonuses at year-end 2025). If 80% threshold quarterly Sales Performance was not achieved, there was to be no payout for Sales Performance for that quarter. Additionally, if 80% threshold Adjusted EBITDA quarterly budget was not achieved there was to be no payout for Adjusted EBITDA for that quarter.

2025 Bonus Plan Payments

In February 2026, based on the assessment of our performance against these goals, the Compensation Committee determined to award cash bonus payments to our NEOs, pursuant to the 2025 Corporate Bonus Plan and approved bonus payments equal to 78.2% target for our NEOs. 78.2% achievement was based on the Corporate Performance Measures detailed above. No adjustments were made to performance targets established in November 2024.

The following table sets forth the target annual cash bonus opportunities and the actual bonus payments made to our NEOs for 2025:

Named Executive Officer	Target Annual Cash Bonus Opportunity ($)	Annual Payout of 2025 Target Bonus Opportunity (%)	2025 Actual Bonus Award ($)
David R. Bailey	412,500	78.2%	322,281
Fred L. Hite	375,750	78.2%	293,569
Gregory A. Odle	184,000	78.2%	143,757
Daniel J. Gerritzen	184,000	78.2%	143,757
Joseph W. Hauser	306,498	78.2%	239,463

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our NEOs with those of our stockholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to NEOs.

We have historically granted restricted stock awards to our NEOs. Moreover, historically, 100% of the shares of each annual restricted stock award granted to our NEOs vests three years from the grant date subject to the NEO’s continued service with the Company through the vesting date. However, in 2024, because the Company’s 2024 Incentive Plan was approved by the stockholders at the 2024 Annual Meeting in late May 2024, 100% of the shares of each restricted stock award granted to our NEOs on June 11, 2024 vests on March 15, 2027 (approximately two years and nine months from the subject grant dates) subject to the NEO’s continued service with the Company through the vesting date. Long-term equity incentives promote retention, as our executive officers will only receive value if they remain employed by us over the required term. In addition, these awards foster an ownership culture among our NEOs by making them stockholders with a personal stake in the value they intend to create.

The target value of the equity awards granted to our NEOs are determined and approved by the Compensation Committee after considering the intensely competitive market in which we operate, the value of our highly experienced executive team and the following factor:

•the outstanding equity holdings of each named executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives).

The restricted stock awards granted in 2025 to our incumbent named executive officers were as follows:

Named Executive Officer	Restricted Stock Awards (number of shares)
David R. Bailey	97,496
Fred L. Hite	63,342
Gregory A. Odle	38,773
Daniel J. Gerritzen	38,773
Joseph W. Hauser	52,169

Perquisites and Other Personal Benefits

We did not provide any perquisites or other personal benefits to our NEOs in 2025 (other than the Health and Welfare Benefit Plans and executive-level insurance benefits explained below). We did not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us in 2025. The Compensation Committee may from time to time approve perquisites or other personal benefits in the future when the Compensation Committee determines that such perquisites are necessary or advisable to fairly compensate or incentivize our employees.

Health and Welfare Benefit Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•medical, dental, and vision benefits;
•medical and health savings accounts;
•short-term and long-term disability insurance; and
•life insurance.
Our NEOs are eligible for certain enhanced benefits under our executive-level life insurance and short-term and long-term disability insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Retirement Benefits

We do not offer pension arrangements or retirement plans or arrangements to our NEOs that are different from or in addition to those offered to our employees. We currently maintain a Section 401(k) retirement savings plan for our employees, including our executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, up to 100% of their eligible compensation on a pre-tax basis through contributions to the Section 401(k) plan, subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. We provide a Safe Harbor nonelective employer contribution to all eligible participants in an amount equal to 4% of eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings though our Section 401(k) plan, and making fully vested employer contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our executive officers, in accordance with our compensation policies.

Additionally, in November 2023, the Compensation Committee adopted a retirement policy ("Policy") for OrthoPediatrics Corp. employees and applicable U.S.-based subsidiaries. The Policy applies to all exempt and non-exempt, full-time employees (each, an "Employee"). To be considered eligible to receive the retiree benefits described herein, an Employee must be in good standing with the Company up to the time of their Retirement, have provided Human Resources at least twelve (12) months advanced written notice of their planned Retirement date, and meet the following Retirement Age threshold: AGE + YEARS OF FULL-TIME SERVICE = 65
The Retirement benefit is based on length of service with OrthoPediatrics (or as adjusted through acquisition) and is calculated at two weeks of base pay (salary or standard hourly wages and does not include bonus and or commissions), for every year of service – as calculated based on the hire date as a full-time, permanent Employee.

There is no maximum number of weeks to earn the benefit. The Retirement benefit will be processed as a one-time Restricted share grant (equivalent to Employee’s base pay amount) which will vest upon the Employee's Retirement date subject to the Employee signing a Retirement Agreement & General Release in the form provided by OrthoPediatrics. The number of Restricted shares granted will be calculated as the equivalent of the amount of Employee’s Retirement benefit divided by the closing price of KIDS stock on the date that is 12 months prior to Employee’s planned Retirement date. The retiree will be responsible for funding any federal, state and local tax withholding that may apply. Employee may not be entitled to both a Retirement benefit and any other severance payment under any applicable policy.

Restricted Stock

Upon Retirement, eligible Employees will be allowed to retain any previously granted and unvested Restricted shares which the Employee holds at Retirement, which will continue to vest on the schedule set forth by the Equity Incentive Plan (“EIP”) as though Employee remained an employee of OrthoPediatrics, unless otherwise specified by the EIP Administrator.

Employment and Severance Arrangements

On October 15, 2024, the Company entered into a substantially similar employment agreement (each, an "Agreement" and collectively, the “Agreements”) with each of our NEOs. The Agreements superseded and replaced the existing employment agreements with the NEOs, dated July 31, 2014 (or, in the case of Mr. Hite, February 1, 2015, and, in the case of Mr. Hauser, March 1, 2022). The Compensation Committee approved the Agreements. The Agreements provide for an initial three-year term, and will automatically renew for successive one-year terms thereafter unless either party provides notice of their intent not to renew 30 days prior to the end of the term. Under the Agreements, the NEOs receive annual base salaries as follows: Mr. Bailey receives $550,000 per year; Mr. Hite receives $501,000 per year; Mr. Odle receives $368,000 per year; Mr. Gerritzen receives $368,000 per year; and Mr. Hauser receives $400,000 per year. The Agreements provide that the NEOs' base salaries will be reviewed at a minimum or once per term for increase consideration. As noted above, Mr. Hauser's base salary was increased to $413,000 effective April 1, 2025. Additionally, the Agreements provide for (i) participation in the Company’s annual bonus plan; (ii) employee benefits and fringe benefits generally made available to all of the Company’s employees; and (iii) reimbursement of all reasonable business expenses incurred by an NEO on the Company’s behalf. The Agreements also provide that any compensation is subject to deductions or claw backs as may be required pursuant to any law, government regulation, or stock exchange listing requirement (or any claw back policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement).

The Agreements contain customary confidentiality, invention assignment, and non-competition covenants. The non-competition covenant restricts the NEOs during their respective employment term and for a period of 30 months thereafter from soliciting the Company’s customers or employees and from competing with the Company in any location where the Company or the NEO conducted business during the 12-month period immediately preceding such NEO’s termination.

Subject to continued compliance with the restrictive covenants and execution and non-revocation of a general release of claims in favor of us, the Agreements also provide for certain severance payments and benefits if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the applicable agreement). In any such event, each executive is entitled to receive:

•an amount equal to (i) 30 months of the NEO’s annual base salary then in effect, plus (ii) 2.5 times the average of the NEO’s bonus payments for the three fiscal years immediately prior to the termination date, payable in 30 substantially equal monthly installments;
•a lump-sum payment in the amount equal to any unpaid bonus that was earned by the NEO in any fiscal year ending prior to his termination;
•a lump-sum payment equal to the pro-rated value of any bonus earned upon the satisfaction of pre-established performance objectives, payable in the year following the year in which the services were performed when such bonuses are normally paid to employees; and
•up to 12 months of Company-subsidized healthcare continuation coverage for the NEO and his dependents.
The Agreements also provide that each NEO is entitled to the severance payments and benefits listed above in the event of a “Change of Control” (as defined in the applicable Agreement), provided that the NEO’s employment is terminated or the NEO’s title is changed within 12 months after the change of control.

Other Compensation Policies

Stock Ownership Guidelines

All of our members of our Board of Directors are expected to have a significant long-term financial interest in the Company. To align the interests of the directors to the stockholders, we adopted Corporate Governance Guidelines in November 2021 for our directors to hold a minimum amount of shares valued at $225,000. The guidelines are to be met within a compliance period of three years from the date of becoming a director of the Company.

The Stock Ownership Guidelines are as follows:

Individual Covered	Stock Ownership Guideline ($)
Directors	225,000

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Compliance Policy prohibits individuals from pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. Pursuant to our Insider Trading Compliance Policy hedging transactions by all executive officers, directors, employees and certain consultants of the Company, involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, are prohibited.

Compensation Recovery (“Clawback”) Policy

We adopted a clawback policy in compliance with applicable Nasdaq rules and Section 10D and Rule 10D-1 of the Exchange Act effective November 1, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the Nasdaq rules, to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received on or after October 2, 2023, and within the three fiscal years preceding the date an accounting restatement is determined to be required. A copy of the policy was attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our “covered executive officers” (which include our CEO and Chief Financial Officer), will not be deductible to the extent it exceeds $1 million. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Each of our executive officers is elected by our Board for a term of one year or until the election of their successors. There are no arrangements between any executive officer and any other person pursuant to which he was selected as an executive officer.
Summary Compensation Table

Our "named executive officers" ("Named Executive Officers" or "NEOs"), as defined under 17 CFR 229.402(a)(3), for the year ended December 31, 2025, were as follows:

•David R. Bailey, President and Chief Executive Officer;
•Fred L. Hite, Chief Operating Officer and Chief Financial Officer;
•Gregory A. Odle, President of Scoliosis;
•Daniel J. Gerritzen, Executive Vice President (Legal), General Counsel, and Secretary; and
•Joseph W. Hauser, President of Trauma, Deformity and OPSB.

The following table sets forth information concerning the compensation of our Named Executive Officers for the years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David R. Bailey, President and Chief Executive Officer	2025	550,000	2,445,200	322,281	14,000	3,331,481
	2024	550,000	2,693,771	402,984	10,133	3,656,888
	2023	500,000	1,843,952	364,688	13,200	2,721,840
Fred L. Hite, Chief Operating Officer and Chief Financial Officer	2025	501,000	1,588,617	293,569	14,000	2,397,186
	2024	501,000	1,699,136	367,082	13,800	2,581,018
	2023	450,000	1,244,700	328,219	13,200	2,036,119
Gregory A. Odle, President of Scoliosis	2025	368,000	972,427	143,757	14,000	1,498,184
	2024	368,000	1,040,050	179,755	13,187	1,600,992
	2023	353,100	813,909	171,695	13,200	1,351,904
Daniel J. Gerritzen, Executive Vice President (Legal), General Counsel, and Secretary	2025	368,000	972,427	143,757	12,880	1,497,064
	2024	368,000	1,040,050	179,755	12,153	1,599,958
	2023	353,100	813,909	171,695	13,200	1,351,904
Joseph W. Hauser, President of Trauma, Deformity and OPSB	2025	413,000	1,308,399	239,463	14,000	1,974,862
	2024	400,000	1,130,493	195,386	13,800	1,739,679
	2023	353,100	813,909	171,695	13,200	1,351,904

(1) Amounts reflect the aggregate grant date fair value of restricted share grants computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 included in our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. There can be no assurance that unvested awards will vest (and, absent vesting, no value will be realized by the executive for the award).
(2) Amounts reflect bonuses paid with respect to the achievement of performance criteria under our executive bonus plan.
(3) Amounts in this column include 401(k) matching contributions for all individuals listed.

Grants of Plan-Based Awards in Fiscal 2025 Table

The following table provides supplemental information relating to grants of plan-based awards made during 2025 to help explain information provided above in our 2025 Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)	All Other Stock Awards: Number of Shares of Stock or Unity (#)	Grant Date Fair Market Value of Stock and Option Awards ($)
Name	Grant Date
David R. Bailey	3/15/2025	412,500	97,496	2,445,200
Fred L. Hite	3/15/2025	375,750	63,342	1,588,617
Gregory A. Odle	3/15/2025	184,000	38,773	972,427
Daniel J. Gerritzen	3/15/2025	184,000	38,773	972,427
Joseph W. Hauser	3/15/2025	306,498	52,169	1,308,399

Total Compensation Amounts and Ratio for 2025
As required by Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2025.
For 2025, the ratio of the annual total compensation of David Bailey, to the median of the annual total compensation of all employees other than the CEO is 32 to 1. This ratio is based on the following:
•the annual compensation of David Bailey as CEO for 2025 was $3,331,481 as reflected in the Summary Compensation Table included in this proxy statement; and
•the annual total compensation of the median employee other than the CEO for 2025 was $102,800.
This pay ratio is a reasonable good faith estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. The annual total compensation of the median employee other than the CEO was based on December 2025 data including all OrthoPediatrics entities, for full-time permanent employees, excluding part-time employees, interns and seasonal staff. The annual compensation for hourly employees is annualized, and all over-time and one-time bonuses is excluded from the median compensation.

Pay ratios within our industry will also differ and may not be comparable depending on the size, scope, global breadth and structure of the company.

Pay Versus Performance
The following table and graphs provide information required under the SEC's "pay versus performance" rules over the last three years as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. The graphs below show the relationship of "compensation actually paid" to our principal executive officer ("PEO") and other NEOs in 2021, 2022, 2023, 2024 and 2025.

	Summary compensation table total for PEO (1)		Compensation actually paid to PEO (2)		Average summary compensation table total for non-PEO NEOs (1)	Average compensation actually paid to non-PEO NEOs (2)	Value of initial fixed $100 investment based on:		Net (loss) income(5)	Adjusted EBITDA (5)(6)
Year	David R. Bailey	Mark C. Throdahl	David R. Bailey	Mark C. Throdahl			Total shareholder return (3)	Peer group total shareholder return (4)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$3,331,481	$—	$1,915,656	$—	$1,841,824	$1,169,216	$30	$75	$(39,648)	$14,759
2024	$3,656,888	$—	$2,471,403	$—	$1,880,412	$1,255,818	$56	$75	$(37,822)	$8,519
2023	$2,721,840	$—	$2,208,646	$—	$1,522,958	$1,222,994	$79	$72	$(20,974)	$5,040
2022	$1,278,432	$—	$826,322	$—	$1,086,204	$631,836	$96	$75	$1,258	$227
2021	$906,047	$718,032	$1,462,716	$1,377,902	$784,910	$1,320,670	$145	$100	$(16,260)	$(182)

(1) Amounts in column (b) reflect the "Summary Compensation Table" total for our PEO. Mr. Bailey was PEO for every year reported in the table. The amounts reported in column (d) reflect the average "Summary Compensation Table" totals for our remaining NEOs for the relevant fiscal year, which includes the following individuals: Fred L. Hite, Gregory A. Odle, Daniel J. Gerritzen, and Joseph W. Hauser for each such year.

(2) "Compensation actually paid" reflects the amounts set forth within the "Summary compensation table total for PEO" and "Average summary compensation table total for non-PEO NEOs" columns of the table above, each adjusted in accordance with SEC rules. Amounts added and deducted, on an item-by-item basis, to calculate the compensation actually paid for each fiscal year are included in the tables below.

	2021		2022	2023	2024	2025
	(Mr. Throdahl)	(Mr. Bailey)	(Mr. Bailey)	(Mr. Bailey)	(Mr. Bailey)	(Mr. Bailey)
Summary Compensation Table Total Compensation	$718,032	$906,047	$1,278,432	$2,721,840	$3,656,888	$3,331,481
Less: Stock award values reported for the covered year	267,861	361,360	689,961	1,843,952	2,693,771	2,445,200
Plus: Fair Value for stock awards granted in the covered year	315,881	426,143	599,565	1,444,874	2,095,356	1,731,529
Change in fair value of outstanding unvested stock awards from prior years	452,130	345,476	(325,462)	(160,356)	(555,462)	(730,827)
Change in fair value of stock awards from prior years that vested in the covered year	159,720	146,410	(36,252)	46,240	(31,608)	28,673
Compensation Actually Paid	$1,377,902	$1,462,716	$826,322	$2,208,646	$2,471,403	$1,915,656

	2021	2022	2023	2024	2025
	(Non-PEO NEOs)	(Non-PEO NEOs)	(Non-PEO NEOs)	(Non-PEO NEOs)	(Non-PEO NEOs)
Summary Compensation Table Total Compensation	$784,910	$1,086,204	$1,522,958	$1,880,412	$1,841,824
Less: Stock award values reported for the covered year	313,624	585,216	921,607	1,227,432	1,210,468
Plus: Fair Value for stock awards granted in the covered year	367,540	508,544	722,145	954,761	857,173
Change in fair value of outstanding unvested stock awards from prior years	356,996	(322,684)	(136,740)	(326,662)	(343,633)
Change in fair value of stock awards from prior years that vested in the covered year	124,848	(55,012)	36,238	(25,261)	24,320
Compensation Actually Paid	$1,320,670	$631,836	$1,222,994	$1,255,818	$1,169,216

(3) For the relevant fiscal year, represents the Company's cumulative total shareholder return ("TSR") for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021.

(4) For the relevant fiscal year, represents the cumulative TSR of the S&P Healthcare Equipment Select Industry Index for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021.

(5) Amounts reported for net (loss) income and Adjusted EBITDA are in thousands.

(6) The Company-Selected Measure is Adjusted EBITDA. Adjusted EBITDA in the table above represents net loss (income), plus interest (income) expense, net plus other (income) expense, provision for income taxes (benefit), depreciation and amortization, trademark impairment, stock-based compensation expense, fair value adjustment of contingent consideration, restructuring charges, European Union Medical Device Regulation fees, acquisition related costs, nonrecurring Pega conversion fees, and the cost of minimum purchase commitments. Adjusted EBITDA is a non-GAAP financial measure.

Description of Relationships Among Pay Versus Performance Measures

Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.
Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Net (Loss) Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net (loss) income during each of the five most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Adjusted EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during each of the five most recently completed fiscal years.

Tabular List of Most Important Performance Measures

The following list presents the financial performance measures for 2025 that the Company considers to be the most important in linking Compensation Actually Paid to its PEO and Non-PEO NEOs to Company performance.
•Revenue;
•Adjusted EBITDA; and
•Free Cash Flow.

Stock Vested in Fiscal 2025 Table

Name		Stock Awards
		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David R. Bailey	3/15/2025	15,091	378,482
Fred L. Hite	3/15/2025	14,836	372,087
Gregory A. Odle	3/15/2025	12,364	310,089
Daniel J. Gerritzen	3/15/2025	12,000	300,960
Joseph W. Hauser	3/15/2025	12,000	300,960
Equity Incentive Plans
Prior to the completion of our initial public offering, we maintained an Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) that provided for grants of options and restricted stock to employees, directors and associated third-party representatives of the Company. The 2007 Plan was originally adopted by our Board and approved by our stockholders in November 2007. The 2007 Plan was subsequently amended in March 2008 and amended and restated in December 2012 and again in April 2014. The 2012 amendment and restatement was approved by our stockholders in December 2012.
While we ceased making further awards under the 2007 Plan following the date the 2017 Plan became effective, any outstanding awards granted under the 2007 Plan will remain outstanding, subject to the terms of our 2007 Plan and award agreements, until such outstanding awards vest and are exercised (as applicable) or until they terminate or expire by their terms.
Immediately prior to our initial public offering, the 2017 Incentive Award Plan (the "2017 Plan") was adopted. The equity awards under the 2017 Plan include grants of stock options, stock appreciation rights, restricted stock and restricted stock units, dividend equivalents, and other stock or cash-based awards. The aggregate number of shares of our common stock available for issuance pursuant to awards granted under the 2017 Plan was 1,832,460. As of February 29, 2024, no additional awards may be made under the 2017 Plan.
In 2024, we adopted the 2024 Incentive Award Plan (the "2024 Plan"), which replaced the 2017 Plan. The equity awards under the 2024 Plan include grants of stock options, stock appreciation rights, restricted stock and restricted stock units, dividend equivalents, and other stock or cash-based awards. Awards other than incentive stock options ("ISOs") may be granted to any of our non-employee directors and any of our or our subsidiaries' employees or consultants. Only employees of us or our subsidiaries may be granted ISOs. The aggregate number of shares of our common stock available for issuance pursuant to awards granted under the 2024 Plan is 1,629,000, of which 3,489 remain available for future issuance as of the record date. The maximum number of shares of our common stock that may be subject to one or more awards granted pursuant to the 2024 Plan to any one participant during any calendar year is 1,000,000, and the maximum amount that may be paid under a cash award pursuant to the 2024 Plan to any one participant during any calendar year period is $5.0 million. In addition, the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to any non-employee director during any calendar year may not exceed $300,000.

The 2024 Plan is administered by our Board with respect to awards to non-employee directors and by our Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers, subject to certain limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. We refer to our board of directors or such committee, in such capacity, as the plan administrator. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2024 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2024 Plan, including any vesting and vesting accelerations conditions, repurchase provisions, forfeiture provisions, form of payment, and any performance criteria.

Director Compensation
The Company historically compensates its non-employee directors for their service to the Company through a cash retainer in an amount equal to $90,000 or $22,500 per regular meeting attended. On May 6, 2025, the Company revised its Non-Employee Director Compensation Policy to grant each director $175,500 worth of restricted stock as of the adjournment of the 2025 annual meeting. 1/3rd of the shares vest on each of the first, second and third anniversary dates of the grant (or, if earlier, on the date of the Company's annual meeting in each the first, second, and third calendar years after the date of grant) subject to continued service through the applicable vesting date. Prior to the revision to the Non-Employee Director Compensation Policy, the Company paid each director a cash fee of $22,500, which was the only cash compensation paid to each director for general Board service during 2025. In addition, each non-employee director who serves as the chairperson of our Board or of our Compensation Committee or Corporate Governance Committee receives an additional cash fee of $5,000 per year and the chairperson of our Audit Committee receives an additional $10,000 per year.

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2025. Mr Bailey and Mr. Hite, each of whom is an executive officer, do not receive additional compensation for their service as a director, and therefore are not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. George Dyer	22,500	175,500	—	—	—	—	198,000
Kelly Fischer	—	73,125	—	—	—	—	73,125
Bryan W. Hughes	32,500	175,500	—	—	—	—	208,000
Marie C. Infante	27,500	175,500	—	—	—	—	203,000
Jimmy D. McDonald	23,750	175,500	—	—	—	—	199,250
David R. Pelizzon	22,500	175,500	—	—	—	—	198,000
Samuel D. Riccitelli	22,500	175,500	—	—	—	—	198,000
Harald Ruf	22,500	175,500	—	—	—	—	198,000
Terry Schlotterback	26,250	175,500	—	—	—	—	201,750
Mark Throdahl	27,500	175,500	—	—	—	—	203,000

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company has designed its executive compensation to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. We believe that our executive compensation program is designed to reward results relevant to our short-term and long-term success based on both corporate and individual performance.
The Securities and Exchange Commission has adopted requirements commonly referred to as the “Say-on-Pay” rules. As required by those rules, the Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for our executive officers identified in the Executive Compensation section of this proxy statement by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.
“RESOLVED, that the stockholders approve the compensation of the Company’s executive officers, as disclosed in the Executive Compensation section contained in the proxy statement, including the compensation tables and the related narrative disclosures.”
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of common shares who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to endorse the compensation of the Company’s Named Executive Officers pursuant to Proposal 2.

Our Board recommends that you vote FOR approval of the resolution approving the compensation of our Named Executive Officers (Proposal 2 on the proxy card).

PROPOSAL 3
APPROVAL OF AMENDMENT TO COMPANY'S 2024 INCENTIVE AWARD PLAN

On April 20, 2026, the Board approved, subject to and contingent on stockholder approval at the annual meeting, an amendment to the 2024 Plan to increase the number of shares authorized under the 2024 Plan by 2,050,000 shares (the “Amendment”), which would increase the total number of shares to 3,679,000. Before the Amendment, there were 1,629,000 shares authorized under the 2024 Plan, of which 3,489 remain available for future issuance. The proposed Amendment shall become effective as, and subject to, its approval by the stockholders. If the proposed Amendment is not approved by the stockholders, then the proposed Amendment will not become effective and the 2024 Plan will continue in effect without giving effect to the Amendment.
Equity Compensation Plan Information

The following table presents information as of April 6, 2026, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by stockholders	1,784,922	$—	3,489
Equity compensation plans not approved by stockholders	—	—	—
Total	1,784,922	$—	3,489

All outstanding securities noted above relate to restricted stock awards and restricted stock units, and that no options or SARs are outstanding as of April 6, 2026.

Summary of Material Features of the 2024 Plan

The 2024 Plan is designed to promote the success and enhance the value of the Company by linking the individual interests of the Company’s directors, employees, consultants, and advisors to those of the Company’s stockholders. The 2024 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of directors, employees, consultants, and advisors.
The following is a summary of the material features of the 2024 Plan, after giving effect to the proposed Amendment. The summary is not a complete description of the 2024 Plan and is qualified in its entirety by reference to the terms of the 2024 Plan. A copy of the 2024 Plan, as amended by the proposed Amendment, is attached as Appendix A.

Feature / Practice	Description
Plan Duration	The 2024 Plan will terminate on February 29, 2029, unless terminated earlier by the Board.

No Repricing or Cash Buyouts Without Shareholder Approval	Without stockholder approval, no stock option or stock appreciation right may be (i) amended to decrease the price per share; (ii) cancelled in exchange for cash or another award when the option or stock appreciation right exercise price per share exceeds the fair market value of the underlying shares; or (iii), except in connection with a recapitalization, stock split, stock dividend, or similar event, amended to reduce the exercise price per share or cancelled in exchange for cash or another award with an exercise price per share that is less than the exercise price per share of such cancelled option or stock appreciation right.
No Liberal Share Recycling	We do not allow shares of common stock to be added back to the 2024 Plan reserve for future grants in the following circumstances: (i) shares tendered as payment for a stock option exercise price; (ii) shares withheld to cover taxes; (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of such stock appreciation right on exercise thereof; and (iv) shares purchased by the Company on the open market using stock option exercise proceeds.
Minimum Vesting Requirement	The 2024 Plan will require a one-year minimum vesting period for each award, subject to accelerated vesting in the case of death, disability, or a change of control of the Company. Any shares received by the Company’s Chief Executive Officer upon the exercise or vesting of an award are subject to additional one-year holding period.
Limitations on Accelerated Vesting	As discussed above and below, vesting may only be accelerated in the case of death, disability, or a Change in Control. The Compensation Committee may not otherwise accelerate vesting.
No Liberal Change in Control Definition	“Change in Control” under the 2024 Plan includes the following events: (i) acquisition of 50% or more of the combined voting power of the Company’s outstanding securities; (ii) a change in the composition of the Board such that a majority of the members of the Board were not directors of the Company for at least the 12 preceding months; (iii) consummation of a merger, consolidation, reorganization, or business combination of the Company with any other corporation, other than where Company is the surviving entity; or (iv) a complete liquidation or a sale or disposition of all or substantially all of the Company’s assets.
Change in Control Vesting	In the event of a Change in Control, all outstanding awards will automatically become fully vested. With respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

Clawback	All awards will be subject to the Company’s Clawback Policy, which provides for the recoupment of certain compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. By accepting an award, a participant is agreeing to be bound by the Company’s Clawback Policy, as currently in effect or as may be restated and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
No Tax Gross-Ups	The 2024 Plan does not provide for any tax gross-ups.
Stockholder Approval Required to Increase Authorized Shares	We must obtain stockholder approval to increase the number of shares authorized for issuance under the 2024 Plan.
Independent Administration	The 2024 Plan is administered by our Compensation Committee, which is composed entirely of “independent directors” within the meaning of Nasdaq requirements and “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
No Evergreen Provision	The 2024 Plan does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2024 Plan.
No Automatic Grants or Reload Grants	The 2024 Plan does not provide for “reload” or other automatic grants to any participant.
No Hedging or Pledging by Officers, Directors, or Employees	The Company prohibits its officers, directors, and employees from engaging in short sales or hedging against a possible decrease in the market value of the Company’s stock. The Company also prohibits officers, directors, and employees from pledging their shares as collateral for loans.

Limitation on Awards and Shares Available. The aggregate number of shares of our common stock available for issuance pursuant to awards granted under the 2024 Plan is currently 1,629,000, of which 3,489 remain available for future issuance. If the Amendment is approved by the stockholders, the aggregate number of shares of our common stock available for issuance pursuant to awards granted under the 2024 Plan will be increased to 3,679,000. Shares granted under the 2024 Plan may consist of authorized but unissued shares or shares purchased in the open market. If an award under the 2024 Plan is forfeited, expires, is converted to shares of another person in connection with certain corporate transactions, or is settled for cash (including shares of restricted stock that are repurchased by us during the restricted period applicable to such shares at the same price paid by the holder), any shares subject to such award may, to the extent of such forfeiture, expiration, or cash settlement, be used again for new grants under the 2024 Plan. The following shares will not be added back to the shares available for grant under the 2024 Plan:
•shares tendered by a holder or withheld by us in payment of the exercise price of an option granted under the 2024 Plan;
•shares tendered by the holder or withheld by us to satisfy any tax withholding obligation with respect to an award granted under the 2024 Plan;
•shares subject to a stock appreciation right (“SAR”) granted under the 2024 Plan that are not issued in connection with the stock settlement of the SAR on exercise thereof; and
•shares that we purchase on the open market with the cash proceeds received from the exercise of options granted under the 2024 Plan.

Awards granted under the 2024 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2024 Plan; provided, that awards using such authorized shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to us or our subsidiaries immediately prior to such transaction. The maximum number of shares of our common stock that may be subject to one or more awards granted pursuant to the 2024 Plan to any one participant during any calendar year will be 1,000,000, and the maximum amount that may be paid under a cash award pursuant to the 2024 Plan to any one participant during any calendar year period will be $5.0 million. In addition, the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to any non-employee director during any calendar year will not exceed $300,000.
Administration. The 2024 Plan is administered by our Board with respect to awards to non-employee directors and by our Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers, subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. We refer to our board of directors or such committee, in such capacity, as the plan administrator. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with and adopt rules for the administration of the 2024 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2024 Plan, including any vesting and vesting acceleration conditions (subject to minimum vesting requirements), repurchase provisions, forfeiture provisions, form of payment and any performance criteria.
Eligibility. Awards other than incentive stock options (“ISOs”) may be granted to any of our non-employee directors and any of our or our subsidiaries’ employees or consultants. Only employees of us or our subsidiaries may be granted ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). As of April 6, 2026, the Company had approximately 9 non-employee directors and the Company and its subsidiaries had approximately 692 employees and 233 consultants.
Awards. The 2024 Plan provides that the plan administrator may grant or issue options, including ISOs, non-qualified stock options (“NSOs”), SARs, restricted stock, restricted stock units (“RSUs”), dividend equivalents and other stock- and cash-based awards to eligible participants. Awards other than cash awards will generally be settled in shares of our common stock, but the plan administrator may provide for the cash settlement of any award. Each award will be evidenced by an award agreement, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms, post-termination exercise limitations and, in the case of options, will be designated as either an ISO or NSO. A brief description of each award type follows.
•Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The 2024 Plan provides for the grant of ISOs under the federal tax laws or NSOs. ISOs may be granted only to employees, while NSOs may be granted to employees, directors or consultants. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). The exercise price of options will be determined by the plan administrator; provided, that the exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance goals and/or other conditions.
•Stock Appreciation Rights. SARs entitle their holder, upon the exercise thereof, to receive from us an amount equal to the difference between the fair market value of the shares subject to the SAR on the exercise date and the exercise price of the SAR. Each SAR will be governed by a SAR agreement and may be granted separately or in connection with stock options or other awards. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance goals and/or other conditions.
•Restricted Stock and Restricted Stock Units. Restricted stock is an award of nontransferable shares of our common stock that remains forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Vesting conditions applicable to restricted stock and RSUs may be based on continued service, performance goals and/or other conditions. Holders of restricted stock, unlike recipients of other equity awards, will have voting rights; however, recipients of restricted stock shall have no rights to receive dividends unless and until such stock becomes fully vested and nonforfeitable.
•Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of the dividends, if any, per share paid by us on shares of our common stock, and may be granted separately or in connection with awards other than stock options or SARs. No dividend equivalent shall be paid with respect to an award that has not fully vested. No dividend equivalents will be payable with respect to stock options or SARs.
•Other Stock or Cash-Based Awards. Subject to the provisions of the 2024 Plan, the plan administrator shall determine the terms and conditions of each other stock- or cash-based award, including the term of the award, any exercise or purchase price, performance goals, transfer restrictions, vesting conditions and other terms and conditions. Other stock- or cash-based awards may be paid in cash, shares of our common stock or a combination thereof, as determined by the plan administrator, and may be available as a form of payment in the settlement of other awards granted under the 2024 Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement and/or as payment in lieu of compensation to which an individual is otherwise entitled.
•Dividends and Dividend Equivalent Payments on Unvested Performance-Based Awards. Dividend and dividend equivalents with respect to an award with performance-based vesting that are based on dividends declared prior to the vesting of such award shall only be paid out to the recipient of such award to the extent that the applicable performance-based vesting conditions are subsequently satisfied and the award vests, and any dividends or dividend equivalents with respect to the portion of an award that does not vest shall be forfeited.
•Transferability of Awards. Awards are transferable only by will, the laws of descent and distribution and, to the extent authorized by the plan administrator, to certain permitted transferees, including members of the participant’s immediate family. The participant may also designate one or more beneficiaries in the event of death on a designated form provided by the plan administrator.
•Changes in Capitalization; Corporate Transactions. In the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions, the plan administrator has broad discretion to take action under the 2024 Plan, as well as make adjustments to the terms and conditions of existing and future awards, in order to prevent the dilution or enlargement of intended benefits and to facilitate such transactions or events, including providing for the cash-out, assumption, substitution, accelerated vesting or termination of awards. In addition, in the event of certain non-reciprocal transactions with our stockholders, known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2024 Plan and outstanding awards.
•Clawback Policy. All awards will be subject to the provisions of the Clawback Policy, to the extent set forth in the Clawback Policy and/or the applicable award agreement. The Clawback Policy provides for the recoupment of certain compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. By accepting an award, a participant is agreeing to be bound by the Company's Clawback Policy, as in effect or as may be adopted, restated, and/or modified from time to time by the Company in its discretion. Any right to recoupment under the Company's Clawback Policy or any other similar policy is in addition to, and not in lieu of, any other legal remedies available to the Company.
•Minimum Vesting Requirements. Vesting periods under the 2024 Plan will be established by the plan administrator. However, the minimum vesting period of each award shall be one year and an award's vesting or lapse of restriction may only be accelerated, in whole or in part, in the event of a recipient's death or disability or a change in control (as defined in the 2024 Plan). All Awards made or granted to the Company’s Chief Executive Officer shall provide that any shares received in connection with the exercise or vesting thereof shall be subject to an additional one-year holding period before any sale or transfer of such shares may take place (other than with respect to any shares withheld by the Company to satisfy the Chief Executive Officer’s withholding tax obligation in connection with an award or in the event of the Chief Executive Officer's death or disability or a change in control).
•Change in Control. In the event of a change in control of our Company (as defined in the 2024 Plan), all outstanding equity awards will become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such change in control. With respect to awards with performance-based vesting, in the event of a change in control of our Company, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.
•Foreign Participants and Participant Payments. The plan administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With regard to tax withholding, exercise price, and purchase price obligations arising in connection with awards under the 2024 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order”, or such other consideration as it deems suitable.
•Amendment; Termination. Our Board may amend, suspend or terminate the 2024 Plan at any time, provided that, subject to certain exceptions set forth therein, no amendment, suspension, or termination will, without the consent of the holder, materially adversely affect any rights or obligations under any award previously granted, unless the award itself otherwise expressly so provides. In addition, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2024 Plan, increases the award or director limits under the 2024 Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the per share price of the option or SAR exceeds the fair market value of the underlying shares. Furthermore, except in connection with certain corporate transactions, stockholder approval is required to amend the terms of outstanding stock options or SARs to reduce the per share exercise price or to cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a per share exercise price that is less than the per share exercise price of the original stock options or SARs.
Certain Federal Income Tax Consequences
The following discussion summarizes certain Federal income tax consequences associated with the issuance and receipt of stock options, restricted stock, performance units, and stock appreciation rights. This summary is based on existing Federal income tax laws, as in effect on the date of this proxy statement, which may change, even retroactively. The tax laws applicable to stock options, restricted stock, performance units and stock appreciation rights are complex, so the following discussion of the tax considerations is necessarily general in nature and not comprehensive. This summary does not address all Federal income tax considerations, nor does it address state, local, non-U.S., employment tax, and other tax considerations. Many stockholders may be subject to special tax rules and this summary does not address all aspects of Federal income tax that may be relevant to a particular participant.
Stock Options. Generally, a participant is not required to recognize income at the time of the stock option’s grant. This is generally true for both ISOs and NSOs. A participant holding an NSO recognizes ordinary income on the date of exercise of the NSO. The amount required to be included in income is equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price. The participant would take a tax basis in the shares equal to the exercise price, plus the amount included in the participant’s income. Any gain or loss realized on a subsequent disposition of the shares would generally be treated as a capital gain or loss.
Generally, a participant will not recognize taxable income on the exercise of an ISO, but the exercise of the option will result in alternative minimum taxable income to the same extent as if the option had been an NSO. Generally, the participant will take a tax basis in the stock equal to the exercise price. Upon a subsequent sale of the stock acquired on the exercise of an ISO, the amount of the gain would be treated as long-term capital gain equal to the difference between the sales price and the option’s exercise price so long as the stock is sold after (i) two years from the date of grant of the incentive stock option and (ii) one year from the exercise date of the ISO. If the participant disposes of the stock prior to the expiration of these holding periods, the participant will recognize ordinary income at the time of the “disqualifying disposition” equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price or (ii) the excess of the amount received for the stock over the exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain or loss, depending on how long the stock was held. If the ISO is exercised after the participant ceases to be employed, special rules may apply.
In the case of an NSO, the Company will generally be entitled to a compensation deduction in an amount equal to the amount of ordinary income recognized by the participant, at the time such income is recognized. In the case of an ISO, the Company is not entitled to any deduction, unless the participant makes a disqualifying disposition, in which case the Company is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant.
If a participant exercises an option by delivering previously held shares of the Company’s stock in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares if their fair market value is different from the participant’s tax basis in the shares. However, the exercise of an NSO is taxed, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. If the participant receives a separate identifiable stock certificate therefor, the participant’s tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same as the participant’s tax basis in the shares surrendered. The participant’s holding period for such number of shares will include its holding period for the shares surrendered. The participant’s tax basis and holding period for the additional shares received upon exercise will be the same as it would have been had the participant paid the exercise price in cash.
Restricted Stock and Performance Shares. Generally, a participant will not recognize ordinary income on an award of restricted stock or performance shares, unless the participant makes an election pursuant to section 83(b) of the Code. If the participant makes a section 83(b) election, the participant would recognize ordinary income on the date of the award equal to the excess of the fair market value of the stock over the amount paid, if any. In the absence of a section 83(b) election, a participant will recognize ordinary income on the date the stock vests (i.e., the date on which the stock is either (a) transferable or (b) not subject to a substantial risk of forfeiture) in an amount equal to the excess, if any, of the fair market value of the stock on the vesting date over the amount paid for the stock. The participant will take a tax basis in the stock equal to the amount paid for the stock, if any, plus the amount included in income. The participant’s holding period begins after the stock vests (unless a section 83(b) election has been made). Generally, a participant will recognize capital gain (or loss) on a subsequent disposition of the stock. Generally, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes the ordinary income.
RSUs and Performance Stock Units (“PSUs”). Generally, a participant will not recognize income on the grant of an RSU or PSU. Instead, upon payment in respect of an RSU or PSU, the participant will generally be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of stock or other property received, and any future appreciation will be taxed at capital gains rates.
The Company generally will be entitled to a tax deduction in connection with an award in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, provided that the deduction is not disallowed by section 162(m) of the Code or otherwise limited by the Code.
SARs. Generally, a participant is not required to recognize income at the time of the grant of a SAR. A participant holding a SAR recognizes ordinary income on the date of exercise of the SAR. The amount required to be included in income is equal to the fair market value of the shares or the cash received by the participant on the exercise date. The participant would take a tax basis in any shares received upon exercise of a SAR equal to the participant’s income with respect to the shares received. Any gain or loss realized on a subsequent disposition of the shares would generally be treated as a capital gain or loss. The Company would generally be entitled to a compensation deduction equal to the ordinary income recognized by the participant at the time such income is recognized.
Section 409A. Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to section 409A of the Code, while others are exempt. If an award is subject to section 409A of the Code and a violation occurs, such awards may be subject to immediate taxation and penalties. It is the intent of the Company that the awards under the 2024 Plan will be structured and administered in compliance with section 409A of the Code or an exemption therefrom. Certain terms have been defined in a manner so that if awards are subject to section 409A of the Code, they should comply with section 409A of the Code.
The foregoing is only a summary of the effect of federal income taxation upon the Company and upon participants. It is not complete and does not consider individual circumstances, discuss the tax consequences of any participant’s death, or consider the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.
Description of the Proposed Amendment to the 2024 Plan
The proposed Amendment to the 2024 Plan will only become effective if approved by the Company’s stockholders. The 2024 Plan currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the 2024 Plan is 1,629,000 shares. The proposed Amendment to the 2024 Plan would increase the number of shares authorized under the Plan by 2,050,000 shares (from 1,629,000 shares to 3,679,000 shares). If the Company’s stockholders do not approve this proposal at the annual meeting, the current 2024 Plan will continue in its current form and we will continue to grant equity awards under the 2024 Plan in accordance with the terms thereof.
New Plan Benefits
The amount of each participant’s future awards under the 2024 Plan will be determined based on the discretion of the Compensation Committee and therefore are not determinable at this time. The following table sets forth awards that were received by the persons and groups named below for the year ended December 31, 2025 under the 2024 Plan.

Name and Position	December 31, 2025 Fair Market Value of Stock Option Awards ($)	Number of Shares
David R. Bailey, President and CEO	$1,731,529	97,496
Fred L. Hite, COO and CFO	$1,124,954	63,342
Gregory A. Odle, President of Scoliosis	$688,608	38,773
Daniel J. Gerritzen, Executive VP (Legal), General Counsel, and Secretary	$688,608	38,773
Joseph W. Hauser, President of Trauma, Deformity, and OPSB	$926,521	52,169
All Executive Officers	$5,160,221	290,553
All Non-Employee Directors	$1,419,983	79,954
All Employees who are not Executive Officers	$6,121,588	344,684
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of common shares who are present in person or by proxy at a meeting at which a quorum is present is required to approve the Amendment to the Company’s 2024 Incentive Award Plan pursuant to Proposal 3.

Our Board recommends that you vote FOR the Amendment to the Company’s 2024 Incentive Award Plan (Proposal 3 on the proxy card).

REPORT OF THE AUDIT COMMITTEE
Our Board adopted a charter for the Audit Committee in 2017. The Audit Committee charter is available under the Investors/Corporate Governance page of our website, www.orthopediatrics.com. The charter states that the purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and internal control over financial reporting. It is not, however, the Audit Committee’s responsibility under the charter to prepare and certify the Company’s financial statements, to guarantee the independent registered public accounting firm’s report, or to guarantee other disclosures by the Company. Audit Committee members are not employees of the Company and are not performing the functions of auditors or accountants. The Board has designated Mr. Hughes as an “Audit Committee Financial Expert.”
Independence of Audit Committee Members
The Audit Committee is currently comprises Ms. Fischer, Mr. Hughes, and Mr. Riccitelli. The Board has determined that each such member is independent, as that term is defined by Nasdaq listing requirements that are applicable to the members of the Company’s Audit Committee.
Review with Management and Independent Accountants
Management is responsible for the Company’s internal controls and its accounting and financial reporting processes. The independent registered public accounting firm is responsible for performing audits of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.
In this context, the Audit Committee has met and held discussions with management and with Deloitte & Touche LLP, the independent registered public accounting firm for the Company, with respect to the Company’s consolidated financial statements for the calendar year 2025. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the year ended December 31, 2025, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the PCAOB's Auditing Standard No. 1301 (Communications with Audit Committees).
The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining that firm’s independence.
Based upon the discussions and reviews referred to above, the Audit Committee recommended to our Board that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

Bryan W. Hughes, Chairman
Kelly Fischer
Samuel D. Riccitelli
Approved March 4, 2026

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive and Director Compensation.”
Squadron
Supply Relationships
We have used, or currently use Structure Medical, LLC, or Structure Medical, as a supplier for components of our products. Structure Medical is owned by Squadron, and Mr. Pelizzon, one of our directors, is the President of Squadron and a member of its Managing Committee and Mr. Ruf, another of our directors, is the Chief Operating Officer of Squadron. For the years ended December 31, 2025 and 2024, we made aggregate payments to Structure totaling $1.9 million and $1.0 million, respectively.
The Company and a wholly-owned subsidiary of Squadron, now known as Vilex, LLC, are party to an exclusive perpetual license arrangement that grants the subsidiary certain intellectual property rights and gives it the ability to sell products to non-pediatric accounts using the Company’s external fixation technology and to purchase related inventory and regulatory consulting services from the Company. For the year ended December 31, 2025, sales and payments related to inventory purchases and related services to Vilex, LLC, were $27.8 thousand and $23.8 thousand, respectively. For the year ended December 31, 2024, sales and payments related to inventory purchases and related services were $0.2 million and $0.1 million, respectively.

Real Estate Mortgage

In connection with the purchase of our office and warehouse space in Warsaw, Indiana in August 2013, we entered into a mortgage note payable to Tawani Enterprises Inc., the owner of which is a member of Squadron’s Managing Committee. Pursuant to the terms of the mortgage note, we pay Tawani Enterprises Inc. monthly principal and interest installments of $15,543, with interest compounded at 5% until maturity in August 2028, at which time a final payment of principal and interest is due. The mortgage is secured by the related real estate and building. The mortgage balance was $0.5 million and $0.6 million as of December 31, 2025 and 2024, respectively.

PROPOSAL 4
ADVISORY VOTE ON THE APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee of our Board has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be the Company’s auditors for the fiscal year ending December 31, 2026, and our Board is asking stockholders (on a non-binding advisory basis) to approve that appointment. We are not required to have the stockholders approve the selection of Deloitte & Touche LLP as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not approve the selection, the Audit Committee will reconsider the retention of Deloitte & Touche LLP, but ultimately may decide to retain Deloitte & Touche LLP as the Company’s independent auditor. Even if the selection is approved, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Before selecting Deloitte & Touche LLP, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP in all of these respects. The Company has been advised by Deloitte & Touche LLP that neither it nor any of its associates has any direct or material indirect financial interest in the Company.
Deloitte & Touche LLP served as independent registered public accounting firm for the Company with respect to the audits of the Company’s consolidated financial statements and internal control over financial reporting for 2025 and has been engaged by the Company’s Audit Committee to serve as independent registered public accounting firm for the Company with respect to the audits of the Company’s consolidated financial statements and internal control over financial reporting for 2026. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Audit Fees and Services
Audit and other fees billed to us by Deloitte & Touche LLP for the years ended December 31, 2025 and 2024 are as follows:

	2025	2024
Audit Fees	$1,569,180	$1,545,087
Audit-Related Fees	—	—
Tax Fees	—	—
Total	$1,569,180	$1,545,087
Audit Fees. Audit fees for 2025 included additional fees for professional services rendered in 2025 related to the accounting and audit procedures for various acquisitions. Audit fees for 2024 included additional fees rendered in 2024 related to the the accounting and audit procedures for the Term Loan and Convertible Notes, and the acquisition of Boston O&P.
 Audit-Related Fees. Audit-related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2025 or 2024.
 Tax Fees. Tax fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no such fees incurred in 2025 or 2024.

Pre-Approval by Audit Committee of Principal Accountant Services.
The Audit Committee of our Board (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approves in advance all services proposed to be performed for the Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Company or its subsidiaries. Under these SEC rules, the requirement for advance Audit Committee approval of services (other than audit, review or attest services) is waived if they were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied. None of the services of Deloitte & Touche LLP that were covered by the fees described above were performed without the prior approval of the Audit Committee (or the prior approval of a member of the Audit Committee acting under delegated authority) in reliance upon this waiver provision of the SEC rules.
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of common shares who are present in person or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to approve the appointment of Deloitte & Touche LLP.

Our Board recommends that you vote FOR the proposal to approve the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2026 (Proposal 4 on the proxy card).

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the Company’s Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Company’s Common Shares and other equity securities. On the basis of information submitted by the Company’s directors and executive officers, the Company believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal year 2025.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Proposals of stockholders pursuant to Rule 14a-8 under the Exchange Act intended to be presented at the 2027 annual meeting of stockholders must be received by the Secretary at its principal office by December 25, 2026, for inclusion in the Company’s 2027 proxy statement and form of proxy relating to that meeting. If notice of any other stockholder proposal intended to be presented at the 2027 annual meeting is not received by the Company on or before March 6, 2027, the proxy solicited by the Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement.

The process by which a stockholder may suggest a candidate for consideration by the Corporate Governance Committee as a director-nominee is set forth in Article II, Section 2.3, of the Company’s bylaws.

Article II, Section 2.3, of the Company’s bylaws includes separate advance notice provisions applicable to stockholders who intend to solicit proxies in support of director nominees for election at an annual meeting of stockholders, other than the Company’s nominees, or to bring proposals before an annual meeting of stockholders other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Company’s bylaws. To be timely, a stockholder desiring to submit a proposal for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in the year 2027 must deliver the proposal so that it is received by the Company no earlier than February 4, 2027, and no later than March 6, 2027. However, if we hold the 2027 annual meeting of stockholders more than 30 days before, or more than 60 days after, the anniversary of the 2026 annual meeting of stockholders date, then the information must be received no earlier than the 120th day prior to the 2027 annual meeting of stockholders date, and not later than (i) the 90th day prior to the annual meeting of stockholders date or (ii) the 10th day after public disclosure of the annual meeting of stockholders date, whichever is later. Notwithstanding the foregoing, if the number of directors to be elected to our Board at the annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the 2026 annual meeting of stockholders date, then a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary within 10 days after the date on which such public announcement is first made.

Any proposals or notices should be mailed to the chairperson of the Corporate Governance Committee of the Board of Directors, in care of the Secretary, at OrthoPediatrics Corp., 2850 Frontier Drive, Warsaw, Indiana 46582, by certified mail, return-receipt requested.

ANNUAL REPORT
Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of the Company’s annual report to stockholders a copy of the Company’s Annual Report on Form 10-K which was required to be filed with the SEC for the year ended December 31, 2025. Please address all requests to:
Daniel Gerritzen, Secretary
OrthoPediatrics Corp.
2850 Frontier Drive
Warsaw, Indiana 46582

APPENDIX A
AS AMENDED BY THE PROPOSED AMENDMENT
ORTHOPEDIATRICS CORP.
2024 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the OrthoPediatrics Corp. 2024 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of OrthoPediatrics Corp., a Delaware corporation (the “Company”), by linking the individual interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2    "Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards, or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3    “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act, and any rules or regulations thereunder; (b) corporate, securities, tax, or other laws, statutes, rules, requirements, or regulations, whether federal, state, local, or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.
2.4    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).
2.5    “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award, or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.6    “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract, or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7    “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2 hereof.
2.8    “Board” shall mean the Board of Directors of the Company.
2.9    “Change in Control” shall mean and includes each of the following:
a.A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Section 2.9(c)(i), 2.9(c)(ii), or 2.9(c)(iii) hereof; or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder);
b.The Incumbent Directors cease for any reason to constitute a majority of the Board;
c.The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
i.which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)), directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction;
ii.after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) hereof as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and
iii.after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Directors at the time of the Board's approval of the execution of the initial agreement providing for such transaction; or
d.The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in Section 2.9 (a), (b), (c), or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.11    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 11 hereof.
2.12    “Common Stock” shall mean the common stock of the Company, par value $0.00025 per share.
2.13    “Company” shall have the meaning set forth in Article 1 hereof.
2.14    “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.15    “Data” shall have the meaning set forth in Section 10.8 hereof.
2.16 “Director” shall mean a member of the Board, as constituted from time to time.
2.17 “Director Limit” shall have the meaning set forth in Section 4.6 hereof.
2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.
2.19 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.20    “Eligible Individual” shall mean any person who is an Employee, a Consultant, or a Non-Employee Director, as determined by the Administrator.
2.21    “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.22    “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.23    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.24    “Expiration Date” shall have the meaning set forth in Section 12.1(c) hereof.
2.25    "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

a.If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, or the NASDAQ Global Select Market), (ii) listed on any national market system, or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
b.If the Common Stock is not listed on an established securities exchange, national market system, or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
c.If the Common Stock is neither listed on an established securities exchange, national market system, or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.26    Intentionally omitted.
2.27    “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.28    “Holder” shall mean a person who has been granted an Award.
2.29    “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30 “Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or 2.9(c) hereof) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
2.31    “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.32    “Non-Employee Director Compensation Policy” shall have the meaning set forth in Section 4.6 hereof.
2.33    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.34    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.35    “Option Term” shall have the meaning set forth in Section 5.4 hereof.
2.36    “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws, or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.37    “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award, or incentive award that is paid in cash, Shares, or a combination of both, awarded under Section 9.1 hereof, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.
2.39    “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
a.The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs, and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; and (xxii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
b.The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination, or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events, or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration, and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards, or business conditions.The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination, or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events, or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration, and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards, or business conditions.
2.40    “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.41    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
2.42    “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.43    “Plan” shall have the meaning set forth in Article 1 hereof.
2.44    “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46    “Restricted Stock” shall mean Common Stock awarded under Article 7 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.47    “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8 hereof.
2.48    “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder.
2.49    “Securities Act” shall mean the Securities Act of 1933, as amended.
2.50    “Shares” shall mean shares of Common Stock.
2.51    “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.52    “SAR Term” shall have the meaning set forth in Section 5.4 hereof.
2.53    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.54    “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.55    “Termination of Service” shall mean:
a.As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
b.As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
c.As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability, or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the

Administrator otherwise provides in the terms of any Program, Award Agreement, or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor, or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock, or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
a.Subject to Sections 3.1(b) and 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is 3,679,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock, or Common Stock purchased on the open market.
b.If any Shares subject to an Award are forfeited or expire, are converted to shares of another Person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 hereof at the same price paid by the Holder), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) hereof and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 hereof at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted, or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
c.Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2    Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.
ARTICLE 4.
GRANTING OF AWARDS
4.1    Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Compensation Policy as described in Section 4.6 hereof, no Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders, or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person participate in the Plan.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions, and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.
4.5    Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors, or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 hereof, the Award Limit, or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.6    Non-Employee Director Awards.
a.Non-Employee Director Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable, and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Compensation Policy may be modified by the Administrator from time to time in its sole discretion.
b.Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director during any calendar year shall not exceed $300,000 (the “Director Limit”).
ARTICLE 5.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
5.1    Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
5.2    Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) and 424(f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Sections 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-

Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
5.3    Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.
5.4    Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) 10 years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Sections 409A and 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7 hereof, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Sections 10.7 and 12.1 hereof, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
5.5    Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program, or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire 30 days following such Termination of Service.
5.6    Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule, and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.
ARTICLE 6.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1    Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
6.2    Manner of Exercise. Except as set forth in Section 6.3 hereof, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company, or such other person or entity designated by the Administrator, or his, her, or its office, as applicable:
a.A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledged electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
b.Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law;
c.In the event that the Option shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
d.Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.
6.3    Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) hereof and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2 hereof. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.
6.4    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended, or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Holder in such disposition or other transfer.
ARTICLE 7.
AWARD OF RESTRICTED STOCK

7.1    Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
7.2    Rights as Stockholders. Subject to Section 7.4 hereof, upon issuance of Restricted Stock, Holder shall have, unless otherwise provided by the Administrator, the voting rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement; provided, however, Holder shall have no rights to receive dividends as a stockholder of the Company with respect to the Restricted Stock unless and until such Shares become fully vested and nonforfeitable.
7.3    Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits, or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
7.4    Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon the Holder’s death or disability or in the event of a Change in Control, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable, and, if applicable, the Company shall cease to have a right of repurchase.
7.5    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 8.
AWARD OF RESTRICTED STOCK UNITS
8.1    Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2    Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

8.3    Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
8.4    Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance, or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
8.5    Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f) hereof, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
8.6    Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant, or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that vesting of a Restricted Stock Unit award may be accelerated upon a Termination of Service in the event of the Holder’s death or disability or upon a Change in Control.
ARTICLE 9.
AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
9.1    Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions, and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation, or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
9.2    Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. No Dividend Equivalent shall be paid with respect to an Award that has not fully vested. Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends declared prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
ARTICLE 10.
ADDITIONAL TERMS OF AWARDS
10.1    Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
10.2    Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local, and foreign taxes (including the Holder’s FICA, employment tax, or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including, without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local, and foreign income tax and payroll tax purposes for the applicable jurisdiction (or such other number as would not result in adverse financial accounting consequences for the Company or any of its Subsidiaries). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
10.3    Transferability of Awards.
a.Except as otherwise provided in Sections 10.3(b) and 10.3(c) hereof:
i.No Award under the Plan may be sold, pledged, assigned, or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
ii.No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts, or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i) hereof; and
iii.During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
b.Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law, and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
c.Notwithstanding Section 10.3(a) hereof, a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4    Conditions to Issuance of Shares.
a.The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements, and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
b.All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
c.The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution, or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
d.No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
e.The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.
f.Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.5    Forfeiture and Clawback Provisions. All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the Company’s Clawback Policy, to the extent set forth in the Company’s Clawback Policy and/or in the applicable Award Agreement. By accepting an Award, a Holder is agreeing to be bound by the Company’s Clawback Policy, as in effect or as may be adopted, restated, and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with Applicable Law). Any right of recoupment under the Company’s Clawback Policy or any other similar policy is in addition to, and not in lieu of, any other legal remedies available to the Company.
10.6    Prohibition on Repricing. Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section 10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.
10.7    Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify, or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10 hereof).
10.8    Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, or details of all Awards, in each case, for the purpose of implementing, managing, and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration, and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel a Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
10.9    Chief Executive Officer Grants and Minimum Holding Period. All Awards made or granted to the Chief Executive Officer of the Company shall provide that any Shares received in connection with the exercise or vesting thereof shall be subject to an additional one-year holding period before any sale or transfer, of such Shares may take place, other than with respect to any Shares withheld by the Company to satisfy the Chief Executive Officer’s withholding tax obligation in connection with an Award or in the event of the Chief Executive Officer’s death or disability or a Change in Control.
ARTICLE 11.
ADMINISTRATION

11.1    Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board, and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.
11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs, and Award Agreements, and to adopt such rules for the administration, interpretation, and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend, or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.5 or 12.10 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded are required to be determined in the sole discretion of the Committee.
11.3    Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents, or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.4    Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan, and Applicable Law, the Administrator has the exclusive power, authority, and sole discretion to:
a.Designate Eligible Individuals to receive Awards;
b.Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
c.Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
d.Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, the minimum vesting period for any Award shall be one (1) year and an Award’s vesting or lapse of restrictions may only be accelerated, in whole or in part, in the event of a Holder’s death or disability or a Change in Control;
e.Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
f.Prescribe the form of each Award Agreement, which need not be identical for each Holder;
g.Decide all other matters that must be determined in connection with an Award;
h.Establish, adopt, or revise any Programs, rules, and regulations as it may deem necessary or advisable to administer the Plan;
i.Interpret the terms of, and any matter arising pursuant to, the Plan, any Program, or any Award Agreement;
j.Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
k.In the event of a Holder’s death or disability or a Change in Control, accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 12.2 hereof.
11.5    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all Persons.
11.6    Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 12.
MISCELLANEOUS PROVISIONS
12.1    Amendment, Suspension or Termination of the Plan.

a.Except as otherwise provided in Section 12.1(b) hereof, the Plan may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Board; provided that, except as provided in Sections 10.5 and 12.10, no amendment, suspension, or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
b.Notwithstanding Section 12.1(a) hereof, the Board may not, except as provided in Section 12.2 hereof, take any of the following actions without approval of the Company’s stockholders given within 12 months before or after such action: (i) increase the limit imposed in Section 3.1 hereof on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6 hereof, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof.
c.No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the 5th anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program, and the applicable Award Agreement.
12.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company, and Other Corporate Events.
a.In the event of any stock dividend, stock split, combination, or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 hereof on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
b.In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events, or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
i.To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
ii.To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
iii.To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
iv.To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
v.To replace such Award with other rights or property selected by the Administrator; and/or
vi.To provide that the Award cannot vest, be exercised, or become payable after such event.
c.In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:
i.The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or
ii.The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 hereof on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit).
d.Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall automatically become fully exercisable and no longer subject to any forfeiture restrictions immediately prior to the consummation of a Change in Control. With respect to Awards with performance-based vesting, in the event of a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.
e.In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator may cause any or all of such Award (or portion thereof) to terminate in exchange for cash, rights, or other property pursuant to Section 12.2(b)(i) hereof. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.
f.For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
g.The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement, or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
h.Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.
i.The existence of the Plan, any Program, any Award Agreement, and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock, or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
j.In the event of any pending stock dividend, stock split, combination, or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to 30 days prior to the consummation of any such transaction.
12.3    Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest, and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said 12-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.
12.4    No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
12.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting, or exercise of Awards by a Holder may be permitted through the use of such an automated system.
12.6    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors, or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise, of the business, stock, or assets of any corporation, partnership, limited liability company, firm, or association.
12.7    Compliance with Laws. The Plan, the granting, and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal, and foreign securities law and margin requirements), and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
12.8    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
12.9    Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted, and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.10    Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted, and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program, and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties, or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation, or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties, and/or interest under Section 409A.
12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
12.12    Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.13 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
12.14    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.